Exhibit 10.1

SALE OF 100 EAST PRATT STREET

BALTIMORE, MARYLAND

* * *

PURCHASE AND SALE AGREEMENT

BETWEEN

BOSTON PROPERTIES, INC.,

and

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,

AS SELLERS

AND

WELLS REAL ESTATE INVESTMENT TRUST II, INC.,

AS PURCHASER

* * * *

DATED AS OF April 4, 2005

Kevin L. Shepherd, Esquire

Venable LLP

1800 Mercantile Bank and Trust Building

Two Hopkins Plaza

Baltimore, Maryland 21201-2978

T: 410.244.7772

F: 410.244.7742

E: klshepherd@venable.com

SCHEDULES AND EXHIBITS

Exhibits

Exhibit A – Legal Description

Exhibit B – List of Leases

Exhibit B-1 – List of Security Deposits

Exhibit B-2 – List of Leasing Commissions

Exhibit C – List of Contracts

Exhibit D – Escrow Agreement

Exhibit E – Form of Tenant Estoppel Certificate

Exhibit F-1 – Form of Special Warranty Deed (BPI)

Exhibit F-2 – Form of Special Warranty Deed (East Pratt Associates)

Exhibit G-1 – Form of Bill of Sale (BPI)

Exhibit G-1 – Form of Bill of Sale (East Pratt Associates)

Exhibit H-1 – Form of Assignment and Assumption Agreement (BPI)

Exhibit H-2 – Form of Assignment and Assumption Agreement (East Pratt Associates)

Exhibit I-1 – Form of Certificate of Non-Foreign Status (BPI)

Exhibit I-1 – Form of Certificate of Non-Foreign Status (East Pratt Associates)

Exhibit J – Form of Tenant Notification Letter

Exhibit K – Form of Access Agreement

Exhibit L – List of Personal Property

Exhibit M – Intentionally Deleted

Exhibit N – Declaration of Trust

Exhibit O – Certificate of Trust

Exhibit P – Form of Assignment and Assumption of Interests in the Trust

Exhibit Q – Accounting Certification

Schedules

Schedule 3.1 — Schedule B-II Title Exceptions

Schedule 5.3 — Property Information

Schedule 6.1.3 — Litigation

Schedule 6.1.7 — Lease Defaults

Schedule 9.5.6 — Tenant Improvement Allowance Credits

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the cover page hereof (the “Effective Date”), by and between BOSTON PROPERTIES, INC., a Delaware corporation (“BPI”) and EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“East Pratt Associates”; BPI and East Pratt Associates are hereinafter collectively referred to as “Seller” or “Sellers”), and WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation (“Purchaser”).

EXPLANATORY STATEMENT

A. BPI is the record title owner of the Property (as defined below) by means of a recorded deed.

B. East Pratt Associates is the beneficial owner of the Property by means of an unrecorded deed.

C. Prior to Closing, (i) BPI will create a Maryland business trust known as 100 East Pratt Street Business Trust (“Trust”) formed pursuant to the terms of this Agreement and will submit to the Maryland Department of Assessments and Taxation the Certificate of Trust in the form of Exhibit P attached hereto, and (ii) BPI will transfer its legal and beneficial ownership interests in the Property to the Trust by means of an recorded special warranty deed, a bill of sale, and other assignment documents as more particularly set forth herein. At Closing, East Pratt Associates will transfer its legal and beneficial ownership interests in the Property to the Trust by means of an unrecorded special warranty deed, a bill of sale, and other assignment documents as more particularly set forth herein. To ensure that one hundred percent (100%) of the legal and beneficial interests in the Property are sold to the Trust, both BPI and East Pratt Associates are the parties comprising the Sellers under this Agreement.

D. BPI shall be the sole owner of the interests in the Trust, and at Closing, BPI shall transfer to Purchaser one hundred percent (100%) of the interests in the Trust (the “Interests”) and East Pratt Associates will transfer its legal and beneficial ownership interests in the Property to the Trust by means of an unrecorded special warranty deed, on the terms and subject to the conditions set forth in this Agreement.

ARTICLE 1 PURCHASE AND SALE

1.1 Conveyance of Interests. On the terms and conditions stated in this Agreement, BPI hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from BPI the Interests.

1.2 Conveyance to Trust. (a) Prior to Closing, BPI shall convey to the Trust all of BPI’s ownership interest in the following described property (collectively, the “Property”) and, (b) at Closing, East Pratt Associates will convey to the Trust all of East Pratt Associates’ ownership interest in the Property, the result of which all of the Property shall be owned by the Trust:

1.2.1 Land. Sellers’ fee simple interest in and to all of that certain tract of land situated in the State of Maryland, and described more particularly in Exhibit A attached hereto and incorporated herein by reference, together with all rights and appurtenances pertaining to such land, including, without limitation, all of Sellers’ right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all easements, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).

1.2.2 Improvements. A twenty-eight (28) story building containing approximately 655,895 square feet, situated at 100 East Pratt Street, Baltimore, Maryland 21201, and all other improvements and structures (including a parking garage) constructed on the Land (collectively, the “Improvements”).

1.2.3 Personal Property. All of Sellers’ right, title and interest in and to (specifically excluding any property owned by tenants under leases) the following:

1.2.3.1 mechanical systems, fixtures and equipment comprising a part of or attached to or located upon the Improvements;

1.2.3.2 maintenance equipment and tools, if any, owned by Sellers and used exclusively in connection with, and located in or on, the Improvements;

1.2.3.3 site plans, surveys, plans and specifications, marketing materials and floor plans in Sellers’ possession which relate to the Land or Improvements;

1.2.3.4 pylons and other signs situated on or at the Land or Improvements; and

1.2.3.5 other tangible personal property owned by Sellers and used exclusively in connection with, and located in or on, the Land or Improvements (collectively, the “Personal Property”). Attached hereto as a part hereof as Exhibit L is a list of the Personal Property.

1.2.4 Leases. Sellers’ right, title and interest in all leases, rental agreements, licenses, license agreements and other occupancy agreements with tenants occupying all or any portion of the Improvements (collectively, the “Leases”), a current list of which is attached hereto as Exhibit B; and all security deposits held by Sellers in connection with the Leases and not applied pursuant to the terms thereof, a current list of which is attached hereto as Exhibit B-1.

1.2.5 Contracts. Subject to Section 7.2 hereof, Sellers’ right, title and interest in all contract rights related to the Land, Improvements, Personal Property or Leases that will remain in existence after Closing (as hereinafter defined), to the extent assignable, including, without limitation, Sellers’ right, title and interest in the following: parking, management, employment, maintenance, construction, commission, architectural, parking, supply or service contracts, warranties, guarantees and bonds and other agreements related to the Improvements, Personal Property, or Leases, but expressly excluding the existing property management agreement, which will be terminated as of the time of Closing (collectively, the “Contracts”), a current list of which is attached hereto as Exhibit C.

1.2.6 Permits. Sellers’ right, title and interest in all permits, licenses, certificates of occupancy, and governmental approvals which relate to the Land, Improvements, Personal Property, Leases, or Contracts, to the extent assignable (collectively, the “Permits”).

1.2.7 Intangible Property. All of Sellers’ right, title, and interest, if any, in and to the name of the Improvements and the log therefor, if any.

ARTICLE 2 PURCHASE PRICE AND DEPOSIT

2. Payment.

2.1.1 The gross purchase price for the Interests being sold by BPI and the Property being sold by East Pratt Associates will be the sum of Two Hundred Seven Million Five Hundred Thousand Dollars ($207,500,000) (“Purchase Price”). The Purchase Price shall be adjusted to take into account the reductions provided in Section 9.5.6. The cash due at Closing on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement. The Purchase Price will be payable by wire transfer of immediately available funds at the Closing.

2.1.2 The Property is currently encumbered by an Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (the “Deed of Trust”), executed October 6, 1998, made by Sellers in favor of Sophie Dagenais Goetz and Teri L. Menke, as trustees, for the benefit of Teachers Insurance and Annuity Association of America and New York Life Insurance Company (collectively, the “Lenders”), as beneficiaries. The Deed of Trust secures that certain loan (the “TIAA/New York Life Loan”) made by the Lenders to Pratt Street Financing, LLC (“Borrower”) and guaranteed by Sellers in the original aggregate principal amount of Ninety-Five Million Dollars ($95,000,000), which TIAA/New York Life Loan is evidenced by, among other things, those certain Promissory Notes executed October 6, 1998 by Borrower in favor of the Lenders. At Closing, Sellers shall repay the TIAA/New York Life Loan in full. Sellers’ obligations under this Section 2.1 shall survive the Closing.

2.2 Deposit. Within one (1) Business Day (as defined in Section 15.11) following the Effective Date of this Agreement, Purchaser shall deposit with Commercial Settlements, Inc. (the “Escrow Agent”) by bank wire transfer the sum of Six Million Dollars ($6,000,000) as a non-refundable deposit (except as otherwise provided herein) to assure Purchaser’s performance hereunder (together with all interest thereon, the “Deposit”). Prior to making the Deposit, Sellers, Purchaser and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit D attached hereto (the “Escrow Agreement”). Purchaser’s failure timely to deposit any amount required pursuant to this Section 2.2.1 shall be deemed a default under this Agreement entitling Sellers immediately and without notice to terminate this Agreement as their sole remedy.

2.2.1 Escrow Agent shall place the Deposit in an interest-bearing escrow account at a federally-insured commercial bank acceptable to both Sellers and Purchaser. The Escrow Agent shall hold the Deposit in accordance with this Agreement and the Escrow Agreement. At Closing, Escrow Agent shall deliver the Deposit to Sellers and credit the Deposit against the Purchase Price.

ARTICLE 3 TITLE AND SURVEY

3.1 State of Title to Property. Prior to Closing, BPI shall convey its ownership interest in the Property to the Trust in fee simple by means of a special warranty deed (“Special Warranty Deed”). At Closing, East Pratt Associates shall convey its ownership interest in the Property to the Trust by means of a Special Warranty Deed. The Special Warranty Deed from BPI to the Trust will convey record title in the Property and the Special Warranty Deed from East Pratt Associates to the Trust will convey off-record title to the Property. Such conveyances shall be free and clear of any and all liens, mortgages, deeds of trust, security interests and other encumbrances (including the Deed of Trust), except for (i) the standard printed exclusions from coverage contained in the ALTA form of owner’s title policy issued by the Title Company (as defined below) and those items identified on Schedule B-II of the Title Commitment (as defined below), a copy of which appears as Schedule 3.1 attached hereto; (ii) the lien of real estate taxes, water, sewer, vault and other public charges not yet due and payable; and (iii) any state of facts shown on the Survey (as defined below). The items referred to in clauses (i) through (iii) above are hereinafter referred to, collectively, as the “Permitted Exceptions.” The Special Warranty Deed from East Pratt Associates to the Trust shall not be recorded among the land records of Baltimore City, Maryland.

3.2 Title Commitment and Survey. Purchaser hereby acknowledges receipt of (i) a commitment for owner’s title insurance policy for the Property, issued by Commonwealth Land Title Insurance Company (the “Title Company”), dated December 1, 2004 (the “Title Commitment”), identifying no exceptions to title other than the Permitted Exceptions, together with copies of all instruments giving rise to any liens, encumbrances, defects or other exceptions to title noted therein; and (ii) a survey of the Property prepared by Daft McCune Walker, Inc. dated February 8, 2005 (the “Survey”), identifying no exceptions to title other than the Permitted Exceptions. Purchaser hereby accepts the state of title and survey as reflected in the Title Commitment and Survey and waives any claim of defect or other title or survey objection based on matters revealed in the aforesaid Title Commitment or Survey, provided Sellers satisfy the requirements set forth in Schedule B—Section 1, Items 5, 6, 8, 10, 11 (with respect to the satisfaction of this item, at Closing Sellers shall repay the TIAA/New York Life Loan in full and the release of the lien of the Deed of Trust will be recorded among the land records and the termination statements will be filed with the appropriate filing offices, all in due course after the

Closing Date; provided such payoff without the discharges in hand shall be sufficient to satisfy this item and cause the Title Company to issue a title insurance policy without exception for this item 11), and 12 of the Title Commitment.

ARTICLE 4 PROPERTY INFORMATION

4.1 Property Information. Sellers have delivered, or otherwise made available, as appropriate, to Purchaser, for Purchaser’s review, prior hereto, the Property Information (as defined below). Purchaser shall keep such Property Information confidential, subject to Purchaser’s right to disseminate Property Information to or among the parties listed in Section 15.17 of this Agreement, and subject to the restrictions set forth in Section 15.17. Sellers make no representation or warranty as to the truth or accuracy of the Property Information provided to Purchaser, except as otherwise expressly provided in this Agreement.

ARTICLE 5 PURCHASER’S DUE DILIGENCE

5.1 Access. Purchaser hereby acknowledges that it has been provided access to the Property pursuant to that certain Access Agreement (the “Access Agreement”) attached hereto as Exhibit K, for the purpose of conducting such investigations, inspections, audits, analyses, surveys, tests, examinations, studies and appraisals of the Property as Purchaser has deemed necessary or desirable. Purchaser has completed its investigations of the Property prior to the Effective Date and has determined that the Property is suitable for Purchaser’s purposes. Purchaser’s access to the Property from and after the Effective Date shall be governed by the terms of this Agreement and shall be subject to the terms and conditions (including, but not, limited to, security and access restrictions) of all Leases of all or any portion of the Property. Purchaser shall not interfere with Sellers’ operations at the Property and the rights of tenants of the Property. Purchaser shall not alter or damage the Property in any manner and Purchaser shall not permit any mechanics’ liens to be filed against all or any part of the Property. Purchaser shall not be entitled to contact any tenant or subtenant of the Property, or any governmental or quasi-governmental authorities, whether directly or indirectly, or through any intermediaries, without Sellers’ prior written consent. Purchaser shall notify Sellers’ property manager, Jim Taylor (telephone: 410.539.5159) at least three (3) Business Days prior to any proposed physical inspections and proposed contacts with tenants or subtenants. Mr. Taylor shall coordinate such inspections and shall have the right to be present at all inspections.

5.2 Indemnity. Purchaser hereby agrees to indemnify, defend, and hold harmless Sellers, its and their respective partners, members, affiliates, property manager, and its and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by Purchaser, its agents or representatives with respect to any other due diligence activities pursuant to this Agreement. Purchaser will promptly restore the Property to its condition before any damages that may have been caused by Purchaser or its agents or representatives in the conduct of the review. Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section and in the Access Agreement shall survive Closing or the earlier termination, for any reason, of this

Agreement. Prior to any entry onto the Property, Purchaser shall obtain and deliver to Sellers a certificate of liability and property damage insurance naming Sellers and Sellers’ property manager as additional insureds, with combined single limit of coverage not less than Five Million Dollars ($5,000,000), issued by a company authorized to do business in the State of Maryland.

5.3 Property Information. Sellers have delivered to Purchaser the materials described on Schedule 5.3 hereof, to the extent such materials are in Sellers’ or the Property Manager’s actual physical possession (collectively, the “Property Information”). Purchaser shall keep such Property Information confidential, subject to Purchaser’s right to disseminate Property Information to or among the parties listed in Section 15.17.2 of this Agreement. Sellers make no representation or warranty as to the truth, accuracy or completeness of the Property Information.

5.4 As Is, Where Is.

5.4.1 Except as provided in the express representations and warranties of Sellers set forth in Article 6 (the “Express Representations”), Sellers do not, by the execution and delivery of this Agreement, and Sellers shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such warranties are hereby disclaimed.

5.4.2 Without limiting the generality of the foregoing, other than the Express Representations, Sellers make, and shall make, no express or implied warranty as to matters of zoning, acreage, tax consequences, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Property (collectively, the “Disclaimed Matters”).

5.4.3 Notwithstanding anything to the contrary set forth in this Agreement, the Property, including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the building constituting a portion of the Property, shall be conveyed to the Trust, and Purchaser shall accept same, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS.” Purchaser acknowledges that BPI’s willingness to sell the Interests to Purchaser and East Pratt Associates’ willingness to sell its ownership interest in the Property to the Trust at the Purchase Price has been induced, in part, by the agreement of Purchaser to purchase the Improvements and the Personal Property in such “AS IS” “WHERE IS” condition. Purchaser hereby acknowledges, represents and warrants that it is not in a disparate bargaining position with respect to Sellers in connection with the transaction contemplated hereby, that Purchaser freely and fairly agreed to the waivers and conditions of this Section 5.4.3 as part of the negotiations of this Agreement, and Purchaser has been represented by competent legal counsel in connection herewith and has conferred with such legal counsel concerning the waivers and other conditions of this Section.

5.4.4 Without in any way limiting any provision of this Section, Purchaser specifically acknowledges and agrees that, except with respect to the Express Representations and the obligations of Sellers set forth in Section 6.1 hereof and any other provisions of this Agreement to the contrary, Purchaser hereby waives, releases and discharges any claim it has, might have had or may have against Sellers with respect to (a) the Disclaimed Matters, (b) the condition of the Property as of the Closing Date, (c) the past, present or future condition or compliance of the Property with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, or (d) any other state of facts that exists with respect to the Property.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.

6.1 Sellers’ Representations and Warranties. Sellers represent to Purchaser as of the Effective Date (or such other date specified below) as follows:

6.1.1 Organization. Sellers are duly formed and validly existing under the laws of the jurisdiction of their organization.

6.1.2 Authority/Consent. Sellers are collectively the owners of the fee simple interest in the Property and, except as provided below, possess all requisite power and authority, and have taken or will by Closing have taken all actions required by their organizational documents and applicable law, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

6.1.3 Litigation. Except as may be disclosed on Schedule 6.1.3 attached hereto, no material action, suit or other proceeding (including, but not limited to, any condemnation action) is pending or, to Sellers’ knowledge, has been threatened in writing that concerns or involves the Property.

6.1.4 Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Sellers’ knowledge, threatened, against either Seller.

6.1.5 Other Sales Agreements. Sellers have not entered into any other contract to sell the Property or any part thereof which is currently in effect.

6.1.6 Contracts. Except for the contracts referenced on the list of Contracts attached hereto as Exhibit C, there are no contracts of construction, employment, management, service, or supply in effect entered into by Sellers that will materially affect the Property or operations of the Property after Closing.

6.1.7 Leases. Except for the Leases referenced on the list of Leases attached hereto as Exhibit B and leases, amendments or other occupancy agreements that may be entered into by Sellers pursuant to Section 7.1 hereof, there are no leases, rental agreements, licenses, license agreements or other occupancy agreements with tenants in effect which will affect the Property after Closing. To Sellers’ knowledge, (a) each Lease is in full force and effect, and no rent has been paid more than one month in advance, (b) except as may be described in Schedule 6.1.7 attached hereto, there exists no default by Sellers or any tenant under any of the

Leases, and (c) Exhibit B-2 hereto identifies all outstanding leasing commissions payable with respect to the Leases. Sellers have provided Purchaser with full and complete copies of all Leases, including all amendments and modifications thereto, prior to the Effective Date. Sellers represent that, to Sellers’ knowledge, the only tenant improvement allowances or credits are listed on Schedule 9.5.6.

6.1.8 Violations of Law. Sellers have not received written notice from any governmental authority of any material violation of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) that are unresolved. In addition, except as may be included in the Property Information or otherwise disclosed in writing to Purchaser, Sellers have not received any written notice from any governmental authorities with respect to (i) any special assessments or proposed increases in the assessed value of the Property; (ii) any condemnation or eminent domain proceedings affecting the Land or Improvements, or both; or (iii) any violation of any Environmental Law (as hereinafter defined) or any zoning, health, fire safety or other law, regulation or code applicable to the Property that remains outstanding.

6.1.9 Environmental Laws. Except with respect to issues disclosed in any environmental report(s) furnished to Purchaser by Sellers as a part of the Property Information or otherwise obtained by Purchaser (collectively, the “Phase I Report”), or otherwise disclosed by Sellers to Purchaser in writing, to Sellers’ knowledge, (i) the Property is not in violation of any Environmental Law (as hereinafter defined) relating to the Property, (ii) during Sellers’ term of ownership of the Property, the Property has not been used for industrial purposes or for the storage, treatment or disposal of Hazardous Substances (as defined by CERCLA, as hereinafter defined), other than equipment, cleaning solutions, maintenance materials and other products customarily used or stored incidental to the operation and/or maintenance of the Property, (iii) no underground storage tanks are currently located at the Property, and (iv) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is pending or threatened in writing with respect to the Property. As used herein, the term “Environmental Law” means any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 (“CERCLA”) and the Resource Conservation and Recovery Act of 1986 (“RCRA”).

6.1.10 Foreign Person. Neither Seller is a “foreign person,” “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

6.1.11 Prohibited Persons. (i) Neither Seller is a person and/or entity with whom Purchaser, a U.S. company or person, is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. § 5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons (the “SDN List”)); or any other applicable law of the United States, and (ii) to the best of Sellers’ knowledge, Sellers did not purchase the Property with funds that were derived from any unlawful activity.

6.2 Representations and Warranties Regarding Trust. BPI represents to Purchaser as of the Closing Date as follows:

6.2.1 Organization. The Trust is duly formed, validly existing, and in good standing under Maryland law. A true and complete copy of the Declaration of Trust (“Trust Agreement”) is attached hereto as a part hereof as Exhibit N. The Trust Agreement is in full force and effect, and has not been amended or modified. No defaults currently exist and there are no outstanding capital contributions due under the Trust Agreement.

6.2.2 Authority/Consent. BPI is the owner of one hundred percent (100%) of the Interests in the Trust and possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver the Closing Documents (as defined below) and to consummate the transactions contemplated by the BPI Closing Documents.

6.2.3 Title to Interests. BPI is the owner of one hundred percent (100%) of the Interests in the Trust, free and clear of any liens or security interests except for the Permitted Exceptions, and is conveying to Purchaser one hundred percent (100%) of the Interests in the Trust, including, without limitation, all capital contributions, capital accounts, profits, losses, and distributions. Neither BPI nor the Trust has granted to any person or entity any options or other agreements of any kind, whereby any person or entity other than Purchaser will have acquired or will have any right to acquire title to all or any portion of any interests in the Trust or the Property, including, without limitation, any options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever obligating BPI or the Trust to issue, transfer, or sell any securities exercisable for, or otherwise evidencing a right to acquire, any of the Interests or other securities or interests of any kind of the Trust (except the rights of Purchaser under this Agreement).

6.2.4 Litigation. Except as may be disclosed on Schedule 6.1.3 attached hereto, no action, suit, or other proceeding (including, but not limited to, any condemnation action) is pending or, to BPI’s knowledge, has been threatened in writing that concerns or involves the Trust.

6.2.5 Bankruptcy. No bankruptcy, insolvency, reorganization, or similar action or proceeding, whether voluntary or involuntary, is pending or threatened against the Trust.

6.2.6 Other Sales Agreements. BPI has not entered into any other contract to sell the Interests in the Trust, and the Trust has not entered into any other contract to sell the Property or any part thereof.

6.2.7 No Other Assets. The Trust has no assets other than the Property.

6.2.8 No Other Liabilities. The Trust has no liabilities except for (a) real estate, franchise, and income taxes not yet due and payable, (b) the Permitted Exceptions, (c) liabilities under the Leases, and (d) liabilities under the Contracts.

6.2.9 Employees. The Trust has no employees and there is no formal, written grievance by any former employee of the Trust pending.

6.2.10 Election. The Trust has not made an election under Section 7701, or any other section, of the Internal Revenue Code or the rules and regulations promulgated thereunder, to be treated as an association, taxable as a corporation. BPI has treated the Trust and will continue to treat the Trust as a disregarded entity for income tax purposes.

6.2.11 No Conflict. This Agreement and the transfer of the Interests and other transactions contemplated hereby will not conflict with or violate the terms of any contract, agreement, commitment, indenture, or other instrument or obligation to which BPI is a party.

6.3 Purchaser’s Representations and Warranties. Purchaser represents to Sellers, as of the Effective Date, as follows:

6.3.1 Organization. Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

6.3.2 Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and to consummate the transactions contemplated in this Agreement.

6.3.3 Prohibited Persons. (i) Purchaser is not a person and/or entity with whom Seller, a U.S. company or person, is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. § 5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by OFAC (including those persons and/or entities named on the SDN List); or any other applicable law of the United States, and (ii) none of the funds to be used in connection with the purchase of the Property have been derived from any unlawful activity.

6.4 Knowledge. For purposes of this Agreement, the phrase “to Sellers’ knowledge” means the present, actual knowledge of Jim Taylor, Property Manager, a current employee of Sellers or their constituent entities, which employee is and for the past seven (7) years has been in the primary position of responsibility with respect to the Property, without investigation or review of files relating to the Property. Such person shall not have any personal liability for any matter set forth in this Agreement.

ARTICLE 7 COVENANTS OF SELLERS PRIOR TO CLOSING.

7.1 Operation of Property. From the Effective Date until the Closing, Sellers shall operate the Property in accordance with the terms of this Section 7.1.

7.1.1 From the Effective Date until the Closing, Sellers shall continue to operate, maintain and repair the Property in the ordinary course of business, but shall not take any of the following actions after the Effective Date without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make or permit to be made any material alterations to or upon the Property, (b) enter into any contracts for the provision of services and/or supplies to the Property that are not terminable by Purchaser upon thirty (30) days’ prior written notice following the Closing, or amend or modify the Contracts in any manner, unless such Contract as amended may be terminated without penalty upon thirty (30) days’ prior written notice, (c) enter into any leases with respect to the Property or any part thereof, or extend, modify, cancel or otherwise alter any one or more of the Leases, in each case in the ordinary course of business, (d) reduce or change in any material respect the level of maintenance to the Property, (e) sell or transfer the Property or any interest therein or actively negotiate with any third party respecting the sale of the Property or any interest therein, or otherwise dispose of the Improvements or any part thereof or interest therein, or alter or amend the zoning classification of the Improvements, or (f) remove or permit the removal from the Property of any fixtures, mechanical equipment, or any other item included in the Property except when replaced with items of equal or greater quality and except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.

7.1.2 Notwithstanding the foregoing, Sellers shall have no obligation to Purchaser to (a) bring the Property into compliance with any laws or regulations applicable to the Property, (b) make any repairs or improvements to any portion of the Property that would improve the condition of the Property beyond the condition of the Property as it exists on the Effective Date, or (c) make or perform, during the term of this Agreement, any capital repairs or replacements.

7.1.3 Prior hereto, Purchaser has determined which service agreements and other contracts are terminable and, among those, which Purchaser elects to have Sellers terminate, and Sellers will deliver notices of termination at Closing canceling such agreements. Immediately prior to or at Closing, Sellers shall assign to the Trust, and the Trust shall assume, the Contracts (as identified on Exhibit C hereto) pursuant to the Bill of Sale and Assignment and Assumption Agreement.

7.2 Governmental Notices. Promptly after receipt, Sellers shall provide Purchaser with copies of any written notices that Sellers receive with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property; or (iii) any violation of any Environmental Law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property. In addition, Sellers shall deliver or cause to be delivered to Purchaser, promptly upon receipt thereof by Sellers, copies of any written notices of default given or received by Sellers under any of the Leases.

7.3 Litigation. Sellers will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing that concerns or affects the Property in any manner and that is instituted after the Effective Date.

7.4 Insurance. Prior to Closing, Sellers will maintain Sellers’ existing insurance coverage with respect to the Property.

7.5 Estoppel Certificates. Sellers shall endeavor to obtain and deliver to Purchaser, not later than the Closing Date, an estoppel certificate in substantially the form of Exhibit E attached hereto from each tenant at the Property or in the form required by each tenant’s lease (collectively, the “Lease Certificates”). Sellers’ obligation to endeavor to obtain Lease Certificates from all tenants shall include making requests therefor and reasonable telephone follow-up, but shall not include the payment of any money, issuance of any default notices or any other action by Sellers.

7.6 Seller Cooperation. Sellers agree both prior to and after Closing to provide to Purchaser: (a) such historical information concerning the Property for the period between three (3) years before the Effective Date and the Effective Date, and (b) a certification thereof from Sellers in the form of Exhibit Q attached hereto. Seller shall have no obligation to provide any historical information that is subject to any legal privilege or confidentiality agreement or is an appraisal, market study, or other report regarding the valuation of the Property or the Interests. Sellers makes no warranty, representation, or assurance regarding the content of such historical information, including the accuracy and completeness thereof and hereby expressly disclaim any such representation and warranty. The provisions of this Section 7.6 shall survive the Closing.

ARTICLE 8 CONDITIONS PRECEDENT TO CLOSING.

8.1 Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Interests from BPI and to purchase the Property from East Pratt Associates is subject to satisfaction on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute discretion.

8.1.1 Conveyance of Property to Trust. Sellers shall have conveyed their ownership interests in the Property to the Trust as described in Section 1.2.

8.1.2 Title. A final examination of the title to the Real Property shall disclose no title exceptions except for the Permitted Exceptions, matters caused by Purchaser or its activities on the Property, or other matters approved in writing by Purchaser. In addition, the title insurance company conducting the title examination (the “Title Company”) shall be prepared to issue to Purchaser, at standard rates, an ALTA Form B (1992) owner’s title insurance policy in the amount of the Purchase Price, insuring that the fee simple estate to the Property is vested in the Trust, subject only to the Permitted Exceptions, matters caused by Purchaser or its activities on the Property, or other matters approved in writing by Purchaser and containing the endorsements attached to the Title Commitment.

8.1.3 Required Estoppels. Sellers shall have obtained and delivered to Purchaser a Lease Certificate from, and duly executed by or on behalf of, (a) T. Rowe Price Associates, Inc., Tydings & Rosenberg LLP, and Merrill Lynch (collectively, the “Major Tenants”), and (b) such other tenants under Leases so that, in the aggregate, Purchaser receives Lease Certificates that cover seventy-five percent (75%) of the net rentable square footage of the Improvements that are subject to Leases as of the Closing (collectively, the “Required Estoppels”).

8.1.4 Performance; Delivery of Closing Documents. Sellers shall have performed their material obligations hereunder and shall have delivered each of the Closing Documents required to be delivered under Section 9.2.1 of this Agreement.

8.1.5 Representations and Warranties. All representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

8.2 Conditions Precedent to BPI’s Obligation to Close. BPI’s obligation to sell the Interests and East Pratt Associates’ obligation to sell its ownership interest in the Property are subject to satisfaction, on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Sellers, in Sellers’ sole and absolute discretion:

8.2.1 Covenants. Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.

8.2.2 Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

8.3 Failure of a Condition.

8.3.1 If any condition precedent to Closing has not been satisfied on or before the Closing Date, then the party whose conditions to Closing have not been satisfied (the “Unsatisfied Party”) shall give notice to the other party of the condition or conditions that the Unsatisfied Party asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice, then either party may terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination), except if such failure of a condition is due to a default by one of the parties, in which event the non-defaulting party shall have those rights and remedies set forth in Article 11. Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 8.1 hereof, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Sellers shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days, by giving notice thereof to Purchaser within such ten (10) Business Day period. It is understood and agreed that the failure of any condition set forth in Section 8.1.1 hereof (Title) that is not reasonably susceptible of being cured within the time allotted shall not constitute a default, breach of a covenant or other failure to perform by Sellers hereunder.

8.3.2 If one or more of the Required Estoppels are not obtained and delivered pursuant to the condition set forth in Section 8.1.2 hereof and such condition remains unsatisfied after the passage of the cure periods set forth in Section 8.3.1 above, then Sellers shall have the right, but not the obligation, to deliver to Purchaser a Sellers’ estoppel (“Sellers’ Estoppel”) in place of such Required Estoppel(s) that Sellers are unable to obtain in satisfaction of such condition, the representations and warranties of which shall survive the Closing for a period of one (1) year; provided, however, that, if Sellers elect to deliver any such Sellers’ Estoppel, Purchaser shall have the right, in Purchaser’s discretion, to (a) accept such Sellers’ Estoppel in satisfaction of such closing condition and proceed to Closing, or (b) reject such Sellers’ Estoppel, in which event the condition set forth in Section 8.3.1 will be deemed not to have been satisfied and Purchaser shall have the right to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination). If Sellers offer to provide, and Purchaser accepts, a Sellers’ Estoppel pursuant to this Section 8.3.2, then Sellers shall have the right at any time to substitute a Lease Certificate subsequently obtained from the tenant or tenants for the corresponding Sellers’ Estoppel previously delivered by Sellers; provided, however, that if any such substitute Lease Certificate contradicts the corresponding Sellers’ Estoppel in any material respect or omits any material certification contained in the corresponding Sellers’ Estoppel, then the Sellers’ Estoppel shall continue in effect solely with respect to such material contradiction or omission.

8.3.3 If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.

8.4 Representations and Warranties. All representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, subject to changes not willfully caused by Sellers (e.g., a change in the assessed value of the Property or a notice of condemnation) and changes in the ordinary course of business, including, but not limited to, changes as a result of leases, lease terminations, amendments and other occupancy agreements that may be entered into by Seller pursuant to Section 7.1 hereof (and except to the extent any such representations and warranties expressly relate to an earlier date, and except such changes as are permitted under, or result by reason of the effect of, this Agreement). It is understood and agreed, however, that the truth and correctness of such representations and warranties shall not constitute a condition precedent to Closing hereunder, and if any such representation or warranty is not true and correct in all material respects as of the Closing Date, the parties shall continue to be absolutely and unconditionally obligated to consummate the transaction contemplated hereunder, and Purchaser’s sole rights and remedies with respect to such breach shall be as set forth in Section 11 hereof.

ARTICLE 9 CLOSING

9.1 Closing Date. The transfer of the Interests and the conveyance of East Pratt Associates’ ownership interest in the Property (the “Closing”) will take place at the office of Sellers’ counsel in Baltimore, Maryland, via an escrow closing, on TUESDAY, MAY 10, 2005; provided, however, that Purchaser and Sellers shall have the right to agree on a mutually agreeable earlier Closing Date (the “Scheduled Closing Date”). TIME IS OF THE ESSENCE to close on the transfer of the Interests by BPI and the conveyance of East Pratt Associates’ ownership interest in the Property pursuant to this Agreement on or before the Scheduled Closing Date. The date on which the Closing occurs is referred to herein as the “Closing Date.”

9.2 Sellers’ Obligations at the Closing. At the Closing, Sellers will do, or cause to be done, the following:

9.2.1 Property Documents. Prior to or at the Closing (as applicable), Sellers shall execute, acknowledge (if necessary) and deliver originals of the following documents to the Trust, except as set forth below (collectively, the “Property Documents”):

9.2.1.1 Special Warranty Deed in the form of Exhibit F-1 (with respect to BPI) and Exhibit F-2 (with respect to East Pratt Associates) hereto;

9.2.1.2 Bill of Sale in the form of Exhibit G-1 (with respect to BPI) and Exhibit G-2 (with respect to East Pratt Associates) hereto;

9.2.1.3 Assignment and Assumption Agreement (“Lease Assignment”) in the form of Exhibit H-1 (with respect to BPI) and Exhibit H-2 (with respect to East Pratt Associates) hereto;

9.2.1.4 Certificate of Non-Foreign Status in the form of Exhibit I-1 (with respect to BPI) and Exhibit I-2 (with respect to East Pratt Associates) hereto;

9.2.1.5 Letters from Sellers to each tenant under the Leases in the form and substance of Exhibit J hereto, notifying tenants of the conveyance of the Property to the Trust and advising them that, following the Closing Date, all future payments of rent are to be made to the Trust or at Purchaser’s direction;

9.2.1.6 Customary form of affidavit for the benefit of the Title Company certifying (i) the absence of claims that would give rise to mechanics’ and materialmen’s liens, and (ii) that Sellers and the tenants under the Leases are the only parties in possession of the Property. Sellers shall also deliver to the Title Company such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the Special Warranty Deeds;

9.2.1.7 Subject to the provisions of Section 9.6 (Management Agreement), Property Management Agreement (“Management Agreement”) for the management of the Property between Boston Properties Limited Partnership or an affiliate thereof (“Property Manager”), as property manager, and the Trust, as property owner; and

9.2.1.8 Settlement statement showing all of the payments, adjustments and prorations provided for in Section 9.5 and otherwise agreed upon by Sellers and Purchaser.

9.2.2 Trust Documents. At the Closing, BPI shall execute, acknowledge (if necessary), and deliver originals of the following documents to Purchaser (collectively, the “Trust Documents” and, together with the Property Documents, “Closing Documents”):

9.2.2.1 The original Trust Agreement;

9.2.2.2 Evidence of the filing of the Certificate of Trust with the Maryland State Department of Assessments and Taxation;

9.2.2.3 The Assignment and Assumption of Interests in the Trust, in the form attached hereto as Exhibit P (the “Assignment”);

9.2.2.4 Evidence of the resignation of BPI as trustee of the Trust; and

9.2.2.5 Such documents as may be reasonably required to effect an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, as provided in Article 16.

9.2.3 Original Property Information Documents. Sellers will deliver to Purchaser originals within Sellers’ possession of all items comprising the Property Information referenced in Article 4.

9.2.4 Possession. Sellers will deliver possession of the Property, subject to the Leases.

9.2.5 Keys. Sellers will deliver all keys in the possession or subject to the control of Sellers, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

9.2.6 Costs. Sellers will pay all costs allocated to Sellers pursuant to Section 9.5 of this Agreement.

9.3 Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

9.3.1 Closing Documents. At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

9.3.1.1 The Assignment;

9.3.1.2 The Lease Assignment (in Purchaser’s capacity as owner of the Interests at Closing);

9.3.1.3 Settlement statement showing all of the payments, adjustments and prorations provided for in Section 9.5 and otherwise agreed upon by Sellers and Purchaser;

9.3.1.4 Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser;

9.3.1.5 Such documents as may be reasonably required to effect an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, as provided in Article 16; and

9.3.1.6 Management Agreement (in Purchaser’s capacity as owner of the Interests at Closing).

9.3.2 Payment of Consideration. Purchaser will pay to Sellers (or to a particular Seller, as designated by Sellers in writing) the Purchase Price in accordance with Article 2 of this Agreement, as adjusted in accordance with the provisions of this Agreement. At Closing, Purchaser shall pay to Sellers (or to a particular Seller, as designated by Sellers in writing) a sum equal to the remaining portion of the Purchase Price (subject to the credits, prorations and adjustments provided hereby) via wire transfer of immediately available funds to an account designated by Sellers in a written notice to Purchaser delivered prior to the Closing Date, such notice to contain all information necessary for Purchaser to effectuate such transfer. The net closing proceeds shall be wire transferred to such account or accounts as Sellers may designate, and actually received in such account or accounts, no later than 2:00 p.m. (local Baltimore, Maryland time) on the Closing Date (the “Wiring Deadline”), with time being strictly of the essence thereto (and in the event the net closing proceeds are not actually received in such account or accounts as of the Wiring Deadline, then the Apportionment Time (as hereinafter defined) for the prorations required to be performed under Section 9.5 shall be revised to be effective as of 11:59 p.m. (local Baltimore, Maryland time) on the day prior to the day on which Sellers’ net proceeds are actually received prior to the Wiring Deadline).

9.3.3 Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 9.5 of this Agreement.

9.4 Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with the Escrow Agent.

9.5 Costs and Adjustments at Closing.

9.5.1 Expenses. Sellers shall pay any applicable state and local recordation and transfer taxes imposed upon or payable in connection with the recordation of the deed to the Property. Sellers shall pay any other taxes and recording fees imposed upon or payable in connection with (a) the recordation of the Special Warranty Deed from BPI to the Trust and (b) the Special Warranty Deed from East Pratt Associates to the Trust. Any closing or escrow fees of the Escrow Agent shall be paid one-half by Purchaser and one-half by Sellers. Purchaser shall pay all costs and fees for title examination, title insurance and other title company charges, the survey of the Land and Improvements, and all of Purchaser’s due diligence studies and investigations. Sellers and Purchaser shall each pay its respective attorney’s fees.

9.5.2 Real Estate and Personal Property Taxes. Real estate, personal property and ad valorem taxes for the year in which the Closing occurs, and any vault charges will be prorated between Sellers and Purchaser as of the Apportionment Time on the basis of actual bills therefor, if available. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the period. All rebates or reductions in taxes received subsequent to Closing, net of costs of obtaining the same, shall be prorated as of the Apportionment Time, when received. The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and that are being or may be paid in installments shall be prorated as of the Apportionment Time. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. local Baltimore, Maryland time on the date immediately prior to the Closing Date.

9.5.3 Lease Security Deposits and Rents. Sellers shall pay to Purchaser, as a credit against the Purchase Price, the amount of any security deposits actually received by Sellers pursuant to the Leases and not yet refunded to tenants or applied against tenant defaults as permitted pursuant to the Leases. All rents, percentage rents, common area charges, real estate taxes and other costs or charges paid by tenants under the Leases shall be prorated as of the Apportionment Time, to the extent actually collected by Sellers. With respect to any rent or charges that are delinquent prior to Closing, Sellers shall have the right to pursue all rights and remedies against the tenants to recover such delinquencies; provided, however, that Sellers are not entitled to dispossess such tenants. Purchaser shall promptly remit to Sellers any rent or payments for any charges received by Purchaser subsequent to Closing that are attributable to periods prior to Closing; provided, however, that such amounts received from tenants after Closing will first be applied to such charges as are then due and then applied in their reverse order of accrual until applied in full. With respect to any security deposits that are other than cash, Sellers shall deliver to Purchaser at the Closing the original documentation related thereto as well as instruments of transfer.

9.5.4 Utilities. Water, sewer, electric and other utility charges, other than those for which tenants under Leases are responsible directly to the provider, shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Sellers shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. Sellers and Purchaser shall cooperate to cause the transfer of utility accounts from Sellers to Purchaser. Sellers shall be entitled to retain any utility security deposits to be refunded. At Closing, Purchaser shall post substitute utility security deposits to replace those previously paid by Sellers or, if the utility provider will not refund such deposits to Sellers, Sellers shall be reimbursed therefor by Purchaser at Closing.

9.5.5 Insurance Policies. Premiums on insurance policies will not be adjusted. As of the Closing Date, Sellers will terminate their insurance coverage and Purchaser will effect its own insurance coverage.

9.5.6 Other Income and Expenses. Outstanding leasing commissions shall be paid as set forth on Exhibit B-2 hereto. The Purchase Price shall be reduced by the aggregate amount of the outstanding tenant improvement allowances and rent abatement (“Sellers’ Tenant Allowance Obligations”) set forth on Schedule 9.5.6; provided, however, that (a) the parties hereto agree that the amount of the rent abatement may increase or decrease after the Effective Date and, as a result, such amount shall be subject to further adjustment in accordance with the provisions of Section 9.5.8 (Post-Closing Adjustment), and (b) the tenant improvement allowance for Atlantic Trust Company identified on Schedule 9.5.6 in the amount of $126,390 shall not be deducted from the Purchase Price; rather, Purchaser hereby assumes the payment of such tenant improvement allowance. Sellers shall have no obligation to perform any of the work associated with Sellers’ Tenant Allowance Obligations. Except as expressly set forth in this Section 9.5.6, Purchaser shall not be entitled to any credit against or reduction of the Purchase Price for any leasing commissions, tenant allowances, or “free rent.” All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and license fees, will be prorated as of the Apportionment Time.

9.5.7 Other Income and Expense. All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and license fees, will be prorated as of the Closing Date.

9.5.8 Post-Closing Adjustment. All adjustments for items to be prorated pursuant to Section 9.5 shall be completed within one hundred eighty (180) days after the Closing Date; provided, however, that with respect to the rent abatement set forth in Schedule 9.5.6 for the third and fifth floors (i.e., Suites 300 and 500) of the space leased by T. Rowe Price, Inc., the adjustment period shall expire on January 31, 2007.

9.5.9 Survival. The provisions of this Section 9.5 shall survive Closing.

9.6 Management Agreement.

9.6.1 At Closing, the Trust, as property owner, and the Property Manager shall enter into the Management Agreement pursuant to which Property Manager will manage the Property from and after the Closing. The terms and conditions of the Management Agreement shall be reasonably acceptable to both parties; provided, however, that the Management Agreement shall (i) be for a term of three (3) years, and shall automatically extend for successive one (1) year terms terminable on at least ninety (90) days prior written notice; (ii) provide for a termination of the Management Agreement (a) upon thirty (30) days prior written notice in the event of a sale of all of Purchaser’s interest in the Property to an unaffiliated third party, or (b) upon a default by a party beyond any applicable notice and cure periods; (iii) provide for the payment of a per annum management fee to Property Manager equal to two percent (2%) of the effective gross income derived from the Property; (iv) not provide for the performance of any leasing services by Property Manager, and (v) provide for a termination of the Management Agreement at any time from and after the second (2nd) anniversary of the Closing Date upon ninety (90) days prior written notice in the event of (a) the opening of an office by Purchaser or its affiliate in the Washington, D.C., metropolitan area from which Purchaser or its affiliate commences self-management of commercial real estate assets owned by Purchaser or its affiliates in the Washington, D.C. metropolitan area, or (b) the equity securities of Purchaser becoming listed on NASDAQ, the New York Stock Exchange, or the American Stock Exchange. The Property Manager shall comply with the requirements of the Statement of Auditing Standards No. 70 (“SAS 70”).

9.6.2 If Purchaser and Property Manager fail to reach agreement upon the complete terms and conditions of the Management Agreement prior to Closing, Property Manager shall continue to operate the Property after the Closing pursuant to the terms of the existing property management agreement (notwithstanding the termination of that agreement at Closing), until such time as a final Management Agreement is executed and delivered by Purchaser and Property Manager; provided, however, notwithstanding any contrary provision contained in such existing property management agreement, such existing property management agreement shall automatically be conformed to include the provisions set forth in Section 9.6.1(i)-(v), inclusive, and the obligation of the Property Manager to comply with the requirements of SAS 70. Any failure of Purchaser and Property Manager to reach agreement on the terms of the Management Agreement before the Closing Date shall in no event delay the Closing or affect any other rights of Purchaser and Seller hereunder.

ARTICLE 10 DAMAGE AND CONDEMNATION

10.1 Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Sellers shall promptly give Purchaser written notice of such damage.

10.1.1 Minor Damage. If the cost for repairing such damage is less than Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000) (as determined by Sellers’ independent insurer), then Purchaser shall have the right at Closing to receive the amount of the deductible plus all insurance proceeds received by Sellers as a result of such loss, or an assignment of Sellers’ rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Sellers shall have no further liability or obligation to repair such damage or to replace the Property.

10.1.2 Major Damage. If the cost for repairing such damage is greater than Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000) (as determined by Sellers’ independent insurer), then Purchaser shall have the option, exercisable by written notice delivered to Sellers within five (5) days after Sellers’ notice of damage to Purchaser, either (i) to receive the amount of the deductible plus all insurance proceeds received by Sellers as a result of such loss, or an assignment of Sellers’ rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Sellers shall have no further liability or obligation to repair such damage or to replace the Property; or (ii) to terminate this Agreement. If Purchaser elects to terminate this Agreement, Purchaser shall give notice to Sellers thereof, the Deposit shall be returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Sellers within such five (5) day period of Purchaser’s intention to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Sellers shall proceed to Closing in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, if, on account of such damage, T. Rowe Price, Inc. has an exercisable right of termination under its Lease that has not been waived within such five (5) day period, then such five (5) day period shall be extended through the second (2nd) Business Day after the such right shall have lapsed (whether by waiver thereof or expiration of the period in which such right may be exercised), and if this Agreement is not terminated, the Closing Date shall be extended to the date that is five (5) Business Days after such right shall have lapsed.

10.2 Condemnation and Eminent Domain. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Sellers shall promptly notify Purchaser thereof, in which event Purchaser shall consummate the purchase of the Property without reduction of the Purchase Price, and the right to collect any condemnation award or compensation for such condemnation shall be assigned by Sellers to Purchaser at Closing. If, on account of such condemnation or taking, T. Rowe Price, Inc. has an exercisable right of termination under its Lease that has not been waived before the Closing Date, then the Closing Date shall be extended through the third (3rd) Business Day after such right shall have lapsed (whether by waiver thereof or expiration of the period in which such right may be exercised).

ARTICLE 11 REMEDIES AND ADDITIONAL COVENANTS

11.1 Sellers’ Default.

11.1.1 If Sellers breach their obligation to consummate the Closing hereunder, then Purchaser’s sole and exclusive remedy shall be either to (i) terminate this Agreement by giving written notice thereof to Sellers prior to or at the Closing, in which event the Deposit shall be returned to Purchaser, and, after the return to Purchaser of the Deposit, neither Sellers nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination and Purchaser shall have the right to seek monetary damages to compensate Purchaser for Purchaser’s actual out-of-pocket costs and expenses incurred in connection with its evaluation and contemplated purchase of the Property in an amount which shall in no event exceed an amount equal to Two Hundred Fifty Thousand Dollars ($250,000), or (ii) specifically enforce this Agreement (but no other action, for damages or otherwise, shall be permitted); provided, however, that any action by Purchaser for specific performance must be commenced, if at all, within thirty (30) days of Sellers’ breach, the failure of which shall constitute a waiver by Purchaser of such right and remedy. For purposes of this Agreement, an action shall be deemed to have been “commenced” if a complaint has been filed in a court of competent jurisdiction and the defendant has been served within such time period. If Purchaser shall not have commenced an action for specific performance within the aforementioned time period or so notified Sellers of Purchaser’s election to terminate this Agreement, Purchaser’s sole and exclusive remedy shall be to terminate this Agreement in accordance with clause (i) above and this Agreement shall automatically terminate and be of no further force or effect (except for any obligations that expressly survive termination) on the thirty-fifth (35th) day after the Scheduled Closing Date. If there is a failure in any material respect of any condition precedent to Closing hereunder, as set forth in Section 8.1 hereof, and such failure is not remedied within the time periods specified in Section 8.1, then Purchaser’s sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Sellers prior to or at the Closing, in which event the Deposit shall be returned to Purchaser, and, after the return of the Deposit to Purchaser, neither Sellers nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination.

11.1.2 In the event that Sellers breach any of their representations or warranties, except as set forth in the following sentence, Purchaser’s sole and exclusive remedy shall be the right to pursue a claim against Sellers for Purchaser’s actual monetary damages resulting from such breach, which may in no event exceed the aggregate sum of Four Million Dollars

($4,000,000); provided, however, that, in no event shall Sellers have any liability to Purchaser unless an action is commenced within one hundred eighty (180) days following the Closing, TIME BEING OF THE ESSENCE. Notwithstanding the foregoing, if BPI breaches any of the representations and warranties set forth in Sections 6.2.1 (Organization), 6.2.2 (Authority/Consent), 6.2.3 (Title to Interests), 6.2.7 (No Other Assets), 6.2.8 (No Other Liabilities), 6.2.9 (Employees), 6.2.10 (Election), and 6.2.11 (No Conflict), the limitation as to time for commencing an action shall be a period of three (3) years following the Closing and not one hundred eighty (180) days following the Closing (collectively, an “Entity Level R/W”), TIME BEING OF THE ESSENCE. If BPI breaches an Entity Level R/W, Purchaser’s sole and exclusive remedy shall be the right to pursue a claim for such breach against Boston Properties Limited Partnership, a Delaware limited partnership (“BPLP”) for Purchaser’s actual monetary damages resulting from such breach, which may in no event exceed the aggregate sum of Four Million Dollars ($4,000,000) for a breach of an Entity Level R/W. BPLP hereby joins in the execution and delivery of this Agreement to evidence its agreement with its obligation in the preceding sentence. Notwithstanding the foregoing, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to Purchaser at law, in equity or under this Agreement to make a claim against Sellers for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Sellers’ representations or warranties being untrue, inaccurate or incorrect if (1) Purchaser knew or is deemed to have known (as defined below) that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless closes title hereunder, or (2) Purchaser’s damages as a result of such representation or warranty being untrue, inaccurate or incorrect are less than Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate. Purchaser shall be “deemed to have known” that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing if the Property Information furnished or made available to Purchaser by or on behalf of Sellers contains information which is inconsistent with such representation or warranty. For purposes of the preceding sentence only, “Property Information” shall mean that portion of the Property Information consisting of the Leases, Service Contracts, and the reports and studies listed on Schedule 11.1.2 attached hereto as a part hereof.

11.1.3 In no event whatsoever shall Purchaser be entitled to specific performance or any damages, rights or remedies against Sellers as a result of any default of Sellers hereunder, other than as specifically set forth in this Section 11.1.

11.2 Purchaser Default. The parties acknowledge and agree that Sellers should be entitled to compensation for any detriment suffered if Purchaser breaches any of its representations or warranties in any material respect or fails to perform any of its covenants in any material respect but agree that it would be extremely difficult to ascertain the extent of the actual detriment Sellers would suffer as a result of such breach and/or failure. Consequently, if Purchaser breaches any of its representations or warranties in any material respect, fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants in any material respect, or otherwise defaults in its obligations hereunder in any material respect, then Sellers shall be entitled to terminate this Agreement by giving written notice thereof to Purchaser prior to or at the Closing, in which event the Deposit shall be paid to Sellers as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Sellers, neither Sellers nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination. In no event whatsoever shall Sellers be entitled to any damages, rights or remedies against Purchaser as a result of any default of Purchaser hereunder, other than as specifically set forth in this Section 11.2.

11.3 Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Sellers all Property Information provided to Purchaser by Sellers, including copies thereof in any form whatsoever, including electronic form, along with any and all tests and studies of the Property performed by or on behalf of Purchaser pursuant to Article 5. The obligations of Purchaser under this Section 11.3 shall survive any termination of this Agreement.

11.4 Notice and Cure. Notwithstanding anything to the contrary contained in this Agreement, neither Sellers nor Purchaser shall be deemed in default under this Agreement by reason of its failure to timely perform any of its obligations under this Agreement unless and until such party has been provided written notice of such failure by the other party and such failure continues uncured following such notice for a period of three (3) Business Days. In connection therewith, either party may extend the Closing Date by three (3) Business Days to cure any such default.

ARTICLE 12 BROKERAGE COMMISSION

12.1 Brokers. Sellers represent and warrant to Purchaser that Sellers have not contacted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction, except for Eastdil Realty Company, L.L.C. (“Sellers’ Advisor”) and that Sellers have not taken any action that would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Sellers’ Advisor with respect to the transaction contemplated hereby. Sellers will be solely responsible for the payment of Sellers’ Advisor’s commission in accordance with the provisions of a separate agreement. Purchaser hereby represents and warrants to Sellers that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction and that Purchaser has not taken any action that would result in any real estate broker’s or finder’s fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.

12.2 Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 12.2 shall survive the Closing.

ARTICLE 13 NOTICES

13.1 Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.

13.2 Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar nationally recognized overnight courier service, or (iv) by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day that is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

13.3 Addresses. The addresses for proper notice under this Agreement are as follows:

As to Sellers:	Boston Properties, Inc. 111 Huntington Avenue Suite 300 Boston, MA 02199-7610 Attn: Tom O’Connor Phone: (617) 236-3316 Facsimile: (617) 236-3311 and

East Pratt Street Associates Limited Partnership

c/o Boston Properties Limited Partnership

c/o Boston Properties, Inc.

111 Huntington Avenue

Suite 300

Boston, MA 02199-7610

Attn: Tom O’Connor

Phone: (617) 236-3316

Facsimile: (617) 236-3311

With concurrent copies to:	Boston Properties, Inc. 901 New York Avenue, NW Suite 400 Washington, DC 20001 Attn: Legal Department Phone: (202) 585-0800 Fax: (202) 783-6482 and

Venable LLP 1800 Mercantile Bank and Trust Building Two Hopkins Plaza Baltimore, Maryland 21201-2978 Attn: Kevin L. Shepherd, Esquire Phone: (410) 244-7772 Facsimile: (410) 244-7742

As to Purchaser:	Wells Real Estate Investment Trust II, Inc. 6100 The Corners Parkway Suite 250 Norcross, GA 30092 Attn: Jeffrey Gilder, Director Phone: 770-243-8445 Facsimile: 770-243-8510 and

With a concurrent copy to:	Jordan P. Krasnow, Esquire Goulston & Storrs, P.C. 400 Atlantic Ave. Boston, MA 02110-3333 Phone: (617) 574-4081 Facsimile: (617) 574-7604

As to Escrow Agent:	Commercial Settlements, Inc. 1015 15th Street, N.W. Washington, D.C. 20005 Attn: Ms. Jeanne LaBelle Phone: (202) 312-5108 Facsimile: (202) 737-4108

Either party may from time to time by written notice to the other party designate a different address for notices within the United States of America.

ARTICLE 14 ASSIGNMENT

Except for an assignment by Sellers as permitted pursuant to Article 16 hereof, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute discretion of the party whose consent has been requested; provided, however, that Purchaser shall have the right to assign its interest in this Agreement to any entity controlled by, controlling, or under common control with, Purchaser so long as Sellers are provided evidence satisfactory to Sellers that the proposed assignee has the financial capability and other powers and authority necessary to perform the obligations of Purchaser hereunder and the original Purchaser remains fully liable for all obligations of Purchaser hereunder and under the documents required to be delivered by Purchaser at Closing.

ARTICLE 15 MISCELLANEOUS

15.1 Entire Agreement. This Agreement, together with the Access Agreement, embody the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersede all prior agreements and undertakings.

15.2 Modifications. This Agreement may not be modified except by the written agreement of the parties.

15.3 Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

15.4 Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

15.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

15.6 Controlling Law. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Maryland (without reference to conflicts of laws principles).

15.7 Exhibits. All exhibits, attachments, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

15.8 No Rule of Construction. Sellers and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Sellers and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.

15.9 Severability. If any one or more of the provisions contained in this Agreement (except the provisions relating to BPI’s obligation to convey the Property to the Trust, BPI’s obligation to convey the Interests to Purchaser, and East Pratt Associates’ obligation to convey its ownership interest in the Property to the Trust, Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein, provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision.

15.10 Time of Essence. Time is important to both Sellers and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.

15.11 Business Days. “Business Day” means any day on which business is generally transacted by banks in the State of New York. If the final date of any period that is set out in any paragraph of this Agreement falls upon a day that is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

15.12 No Memorandum. Purchaser and Sellers agree not to record this Agreement or any memorandum hereof.

15.13 Press Releases. Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Sellers and their respective counsel. After Closing, Purchaser shall not release to the public any information with respect to the matters set forth in this Agreement without the priro written consent of Sellers, which consent may be granted or withheld in the sole and absolute subjective discretion of Sellers; provided, however, Purchaser shall have the right to release information about this Agreement (a) to the investors in Purchaser, (b) as necessary to comply with requirements of the Securities and Exchange Commission, and (c) to broker-dealers and financial planners who sell or market financial products of Purchaser or its affiliates. The provisions of this Section 15.13 shall survive the Closing indefinitely.

15.14 Attorneys’ Fees and Costs. If either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and attorneys’ fees incurred in connection with such action.

15.15 Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party and a draft of this Agreement that is signed by one party shall become null and void if not accepted by the other party on or before 5:00 p.m. Eastern on Friday, April 4, 2005. Acceptance for purposes hereof, shall mean that each party is in physical possession of a fully-signed counterpart copy or original of this Agreement.

15.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER, PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, OR THE INTERESTS, AND/OR ANY CLAIMS OF INJURY OR DAMAGE.

15.17 Confidentiality.

15.17.1 Except as provided otherwise in this Section 15.17, Purchaser and Sellers, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto, which shall not be unreasonably withheld. Purchaser, being aware that the securities of BPI are traded on the New York Stock Exchange, acknowledges that Sellers may be compelled by legal requirements to issue a public press release announcing that they have entered into this Agreement and stating the material terms hereof. Sellers, being aware that the securities of Purchaser are traded on the New York Stock Exchange, acknowledge that Purchaser also may be compelled by legal requirements to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof. Each party agrees to send a copy of such press release directly to the other at least 24 hours prior to the time when such press release is issued to the public, and each party consents to the dissemination of such press release by the other party and to all such additional statements and disclosures the other party may reasonably make in responding to inquiries arising as a result of any such press release. Each party likewise consents to any disclosure of this Agreement which the other party reasonably believes is required by law or which is recommended in good faith by counsel to such other party.

15.17.2 It is understood that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with such party’s spouse or any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

15.17.3 Purchaser shall indemnify and hold Sellers harmless, and Sellers shall indemnify and hold Purchaser and the affiliates of Purchaser harmless, from and against any and all actual direct claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Purchaser or Sellers, as the case may be, of the provisions of Section 15.17; but this Section 15.17.3 will not entitle either Purchaser, Sellers, Purchaser’s affiliates or Sellers’ affiliates, or any other person or entity, to recover consequential damages.

15.17.4 In addition to any other remedies available to Sellers and Purchaser, Sellers and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its representatives in order to enforce the provisions of Section 15.17.

15.17.5 Notwithstanding any other provision of this Agreement, the provisions of Section 15.17 shall survive the termination of this Agreement for one (1) year following the Effective Date and shall survive Closing for one (1) year following the Closing.

ARTICLE 16 LIKE-KIND EXCHANGE

Sellers shall have the right to structure the sale of the Property as a forward or reverse exchange thereof for other real property of a like-kind to be designated by Sellers (including the ability to assign this Agreement to an entity established in order to effectuate such exchange), with the result that the exchange shall qualify for non-recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, as amended, in which case Purchaser shall execute any and all documents reasonably necessary to effect such exchange, as reasonably approved by Purchaser’s counsel, and otherwise assist and cooperate with Sellers in effecting such exchange, provided that: (i) any costs and expenses incurred by Purchaser as a result of structuring such transaction as an exchange, as opposed to an outright sale, shall be borne by Sellers, (ii) Sellers shall indemnify and hold harmless Purchaser from and against any and all liabilities, costs, damages, claims or demands arising from the cooperation of Purchaser in effecting the exchange contemplated hereby, and (iii) such exchange shall not result in any delay in closing the transaction without Purchaser’s prior written consent.

ARTICLE 17 ALTERNATIVE SALE STRUCTURE

It is the intention and belief of the parties that the purchase and sale of the Interests will not constitute a taxable event with respect to any recordation and transfer taxes or other fees or taxes payable on the transfer of the Interests (collectively, the “Recordation and Transfer Taxes”). Notwithstanding anything to the contrary in this Agreement, if the purchase and sale of the Interests become subject to Recordation and Transfer Taxes, Sellers shall pay the Recordation and Transfer Taxes. If the applicable governmental authority prevails in imposing the Recordation and Transfer Taxes (whether at the time of Closing or thereafter) in connection with the purchase and sale of the Interests, Sellers shall pay any penalties, interest, fines, and similar amounts (collectively, the “Penalties”) imposed by the governmental authority as a result of the non-payment of the Recordation and Transfer Taxes in connection with the purchase and sale of the Interests at Closing. Sellers shall indemnify, defend, and hold Purchaser harmless of and from the Penalties and the Recordation and Transfer Taxes.

[END OF PAGE; SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLERS:

BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:
Name:
Title:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general Partner

	By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

		By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

PURCHASER:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation

By:
Name:
Title:

JOINDER

BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, hereby joins in the execution and delivery of this Agreement solely for the purpose of evidencing its obligations under Section 11.1.2 of this Agreement.

Boston Properties Limited Partnership,
a Delaware limited partnership

By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT B

LIST OF LEASES & LICENSE AGREEMENTS

Name of Tenant	Description of Lease Documents
Allen, Karpinski, Bryant & Karp, P.A.	1. Lease Agreement dated December 4, 1992. 2. First Amendment to Lease dated October 29, 1997. 3. Second Amendment to Lease dated November 7, 2000.

American Express Travel Related Services Company, Inc.	1. Lease Agreement dated July 24, 2000. 2. First Amendment to Lease Agreement dated January 22, 2001. 3. Second Amendment to Lease Agreement dated November 30, 2004.

Atlantic Trust Company N.A.	1. Lease Agreement dated March 10, 2005.

Cedar Enterprise Solutions, Inc.

1.      Lease Agreement dated January 18, 1995.

2.      First Amendment to Lease dated September 8, 1995.

3.      Second Amendment to Lease dated January 16, 1997.

4.      Third Amendment to Lease dated August 15, 1997.

5.      Fourth Amendment to Lease dated April 27, 2004.

Charles Schwab & Co., Inc.

1.      Lease Agreement dated September 16, 1999.

2.      Address verification dated January 19, 2000.

3.      Declaration of Lease Commencement dated February 23, 2000.

4.      First Amendment to Lease dated December 31, 2002.

Columbia National Real Estate Finance, LLC

1.      Lease Agreement dated March 29, 1999.

2.      Assignment of Lease by Lessee with Consent of Lessor, made January 15, 2001.

3.      First Amendment to Lease Agreement dated January 21, 2004.

4.      Declaration of Lease Commencement dated June 16, 2004.

Design Collective, Inc.	1. Lease Agreement dated March 19, 1993. 2. First Amendment to Lease dated October 25, 1993. 3. Second Amendment to Lease dated December 8, 1997. 4. Third Amendment to Lease dated October 10, 2001.

Federal Express Corporation	1. FedEx Placement Agreement dated April 1, 2005.

Name of Tenant	Description of Lease Documents
Fujitsu Network Communications, Inc.	1. Lease Agreement dated June 30, 2004. 2. Declaration of Lease Commencement dated November 29, 2004.

Heery International, Inc.

1.      Lease Agreement dated March 25, 1994.

2.      First Amendment to Lease dated September 9, 1994.

3.      First Amendment to Lease dated November 30, 1994.

4.      Second Amendment to Lease dated November 24, 1998.

5.      Third Amendment to Lease dated October 15, 2003.

International Business Machines Corporation	1. Lease Agreement dated October 1, 1995. 2. First Amendment to Lease dated November 14, 1996. 3. Second Amendment to Lease dated November 11, 1998.

Integral Capital Management VI, LLC	1. Lease Agreement dated November 16, 2004.

Jos. A. Bank Clothiers, Inc.	1. Lease Agreement dated December 18, 1992. 2. First Amendment to Lease dated June 1, 1993. 3. Second Amendment to Lease dated November 11, 1993. 4. Third Amendment to Lease dated October 8, 2002.

Jones Lang LaSalle Americas, Inc.

1.      Lease Agreement dated December 14, 1992.

2.      First Amendment to Lease dated July 31, 1993.

3.      Second Amendment to Lease dated January 1, 1994.

4.      Third Amendment to Lease dated May 23, 1994.

5.      Fourth Amendment to Lease dated August 15, 1997.

6.      Fifth Amendment to Lease dated August 31, 2002.

Legal Sea Foods, Inc.

1.      Lease Agreement dated June 26, 1992.

2.      First Amendment to Lease dated February 19, 1993 (storage space).

3.      First Amendment to Lease dated as of October 1, 1997.

4.      Assignment and Assumption of Lease dated December 19, 1998.

5.      Consent to Assignment and Agreement dated June 30, 1998.

6.      Second Amendment to Lease dated May 15, 2000.

Liberty Travel, Inc.	1. Lease Agreement dated February 27, 2003. 2. Revised Declaration of Lease Commencement dated July 3, 2003.

Name of Tenant	Description of Lease Documents
MCI Metro Access Transmission Service, Inc.

1.      Equipment Placement Agreement for communications equipment placement dated October 19, 1995.

2.      First Amendment to Equipment Placement Agreement dated October 20, 2000.

3.      Email notice of Bankruptcy filing dated July 22, 2002.

4.      Second Amendment to Agreement and MCI Metro Access Transmission Services, LLC, as successor-in-interest to Metropolitan Fiber Systems of Baltimore, dated August 30, 2004.

Manufacturers and Traders Trust Company

1.      Lease Agreement dated June 20, 1995.

2.      First Amendment to Lease dated May 15, 2000.

3.      Second Amendment to Lease dated June 25, 2001.

4.      License and Agreement dated July 11, 2001.

5.      Declaration of Lease Commencement dated October 10, 2001.

6.      Third Amendment to Lease dated February 10, 2004.

7.      First Amendment to License and Agreement dated November 30, 2004.

Merrill, Lynch, Pierce, Fenner & Smith, Incorporated	1. Lease Agreement dated July 16, 1992. 2. First Amendment to Lease dated February 26, 1993. 3. Second Amendment to Lease dated August 18, 1998. 4. Third Amendment to Lease dated April 3, 2002.

Motient Communications, Inc.	1. License Agreement dated October 16, 1995.

Sotto Café, Inc.	1. Lease Agreement (Retail) dated February 16, 2005. 2.

Sprint Spectrum L.P.	1. Lease Agreement dated May 22, 1995. 2. First Amendment to Lease dated November 25, 1996. 3. Assignment and Assumption of Lease dated March 17, 1997. 4. First Amendment to Lease dated June 13, 2000.

Stanton Chase International, Inc.	1. Lease Agreement dated June 18, 1992. 2. First Amendment to Lease dated October 1, 1997. 3. Second Amendment to Lease dated September 15, 2002.

T. Rowe Price Associates, Inc.	5. Guaranty of Lease by T. Rowe Price Group, Inc. (“Guarantor”) dated November 9, 2004. 6. Second Amended, Restated and Consolidated Lease Agreement dated November 9, 2004.

Name of Tenant	Description of Lease Documents
TBG Insurance Services Corporation

1.      Lease Agreement dated October 29, 1997.

2.      First Amendment to Lease dated May 28, 1998.

3.      Second Amendment to Lease dated August 4, 1999.

4.      Third Amendment to Lease dated August 14, 2001.

5.      Fourth Amendment to Lease dated August 3, 2004.

Tydings & Rosenberg LLP

1.      Lease Agreement dated October 19, 1990.

2.      First Amendment to Lease dated September 22, 1993.

3.      Second Amendment to Lease dated November 2, 1993.

4.      Third Amendment to Lease dated October 29, 1997.

5.      Fourth Amendment to Lease dated December 21, 2001.

UBS Financial Services, Inc.

1.      Lease Agreement dated August 5, 1992.

2.      First Amendment to Lease dated September 28, 1992.

3.      Second Amendment to Lease dated May 15, 1995.

4.      Third Amendment to Lease Agreement dated February 14, 2000.

5.      Early Termination of Lease Agreement (Storage Space) dated December 13, 2003.

United Parcel Service	1. UPS Letter Center Agreement dated October 6, 2004.

Zuckerman Spaeder LLP

1.      Lease Agreement dated October 14, 1992.

2.      Lease Assignment and Agreement of Compliance dated March 20, 1996.

3.      Lease Agreement dated August 15, 2000.

4.      First Amendment to Lease dated June 25, 2002.

5.      First Amendment to Lease (Storage Space) dated June 25, 2002.

6.      Termination of Lease Agreement dated March 7, 2005 (terminating 165 square feet of storage space effective as of February 28, 2005).

EXHIBIT B-1

LIST OF SECURITY DEPOSITS

Tenant Name	Original Balance	Interest Earned	Current Balance
American PCS, L.P.	7,200.00	—	7,200.00
Allen Johnson Alexander	7,692.00	—	7,692.00
Cedar	22,500.00	—	22,500.00
TBG Insurance	2,864.58	—	2,864.58
Liberty Travel	4,768.75	—	4,768.75
Integral Capital Management	4,118.44	—	4,118.44
Fujitsu Network Commun.	4,783.25	—	4,783.25
Sotto Café, Inc.	8,037.34	—	8,037.34

Total			$61,964.36

EXHIBIT B-2

LIST OF OUTSTANDING LEASING COMMISSIONS

Tenant	Amount Due
IBM	32,454.70
Sotto Café	15,169.35
Atlantic Trust Company	56,172.77	†
Integral Capital	5,193.79

Total	5,193.79

†	Purchaser shall be solely responsible for the payment of the leasing commission due and owing under the Atlantic Trust Company lease. Sellers shall be responsible for the payment of the balance of the commissions identified in this Exhibit B-2.

EXHIBIT C

LIST OF CONTRACTS

Vendor	Service	Contract Term	Comments
BFI Waste/Oakleaf	Trash Removal	1/1/04- 12/31/04

Boland Services	Chillers	02/01/01-01/31/05	New contract under negotiation

Charm City Concierge	Concierge Service	1/1/05-12/31/05

Colonial Parking	Parking Garage Management	01/06/03-12/31/05

Cummins	Emergency Generator PM	02/3/05-01/31/06

Ecolab	Water Treatment	01/01/03-12/31/05

Simplex/Grinnell Fire Protection	Sprinkler & Fire Alarm System	01/01/05-12/31/05

Healthy Buildings Int’l	Air Quality tests	1/1/2005 - 12/31/09	Fee negotiated annually

Initial Contract Services	Lobby Floor	01/01/04-12/31/04	New contract under negotiation

Johnson Controls	HVAC Controls
	Metasys Contract	1/1/03 - 2/28/06
	ATC	1/1/03 - 2/28/06
	Fire Detection & Management	1/1/03 - 2/28/06

LifeBridge Corporate Health	Fitness Center Management	1/1/05 - 12/31/05

Red Coats	Cleaning Service	1/1/05 - 12/31/05

Premier Plantscapes	Int/Ext Landscaping	8/01/05 - 12/31/05

Securitas	Security Guard Services	1/01/05-1/31/05

Schindler	Elevator Service	1/1/04 - 12/31/06

Trigen Steam	Steam/Energy provider	6/1/03 - until termination

Valcourt Building Services	Window Washing
	Canopy	1/1/05 - 12/31/05
	Roof Certification	1/1/05 - 12/31/05
	Outside	1/1/05 - 12/31/05
	Inside & Out	1/1/05 - 12/31/05

Western Pest Control	Pest Control Services	01/01/05-12/31/05

EXHIBIT D

FORM OF ESCROW AGREEMENT

Commercial Settlements, Inc.

1015 15th Street, N.W., Suite 300

Washington, D.C. 20005

Attn: Ms. Jeanne LaBelle

Ladies/Gentlemen:

Reference is made to that certain Purchase and Sale Agreement dated as of April 4, 2005 (the “Purchase Agreement”), between BOSTON PROPERTIES, INC., a Delaware limited partnership, and EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, “Sellers”), and WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation (“Purchaser”).

Purchaser and Sellers have agreed to select Commercial Settlements, Inc. to serve as “Escrow Agent” with respect to the Deposit to be made by Purchaser pursuant to (and as defined in) the Purchase Agreement. The purpose of this Escrow Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit.

Purchaser, Sellers and Escrow Agent agree as follows:

1. Sellers and Purchaser hereby engage Escrow Agent to serve as the escrow agent with respect to the Deposit, and Escrow Agent hereby accepts such engagement.

2. Upon receipt of the Deposit from Purchaser, Escrow Agent agrees to place such funds into an interest-earning account acceptable to Purchaser and notify Purchaser and Sellers of the number of such interest bearing account. Unless otherwise directed or agreed to by Purchaser, Escrow Agent may invest the Deposit in a “Money Market Account” for the benefit of Purchaser.

3. Escrow Agent shall disburse the Deposit and all interest earned thereon in accordance with the terms and conditions of the Purchase Agreement.

4. In the event of any dispute between Purchaser and Sellers regarding the disbursement of the Deposit, or in the event that Escrow Agent shall receive conflicting demands or instructions with respect thereto, Escrow Agent shall withhold such disbursement until such dispute is resolved. Alternatively, Escrow Agent shall be entitled to deposit all such funds into a court of general jurisdiction in the State of Maryland and to interplead Purchaser and Seller in connection therewith. Purchaser and Sellers hereby consent to the jurisdiction of such court in connection with any such dispute.

5. Escrow Agent shall be entitled to reasonable compensation for its services pursuant to this Escrow Agreement, and Purchaser and Sellers each agree to pay one-half of such compensation to Escrow Agent.

6. Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to the Purchase Agreement or this Escrow Agreement, except for any damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.

7. All notices, demands and requests required or permitted to be given under this Escrow Agreement must be in writing, addressed to the parties at their respective addresses set forth below, and must be delivered (i) personally, (ii) by telephone facsimile during normal business hours to compatible equipment in the possession of the recipient provided completion of transmission is confirmed by telephone or a statement generated by the transmitting machine and provided it is also delivered pursuant to one of the other delivery methods set forth in clauses (i) or (iii) hereof, (iii) by nationally recognized overnight courier service and marked for delivery on the next business day, or (iv) sent by United States certified mail, return receipt requested, postage prepaid. Notices shall be effective upon receipt. The initial addresses of the parties shall be:

As to Sellers:	Boston Properties, Inc. 111 Huntington Avenue Suite 300 Boston, MA 02199-7610 Attn: Tom O’Connor Phone: (617) 236-3316 Facsimile: (617) 236-3311 and

East Pratt Street Associates Limited Partnership

c/o Boston Properties Limited Partnership

c/o Boston Properties, Inc.

111 Huntington Avenue

Suite 300

Boston, MA 02199-7610

Attn: Tom O’Connor

Phone: (617) 236-3316

Facsimile: (617) 236-3311

With concurrent copies to:	Boston Properties, Inc. 901 New York Avenue, NW Suite 400 Washington, DC 20001 Attn: Legal Department Phone: (202) 585-0800 Fax: (202) 783-6482

and Venable LLP 1800 Mercantile Bank and Trust Building Two Hopkins Plaza Baltimore, Maryland 21201-2978 Attn: Kevin L. Shepherd, Esquire Phone: (410) 244-7772 Facsimile: (410) 244-7742

As to Purchaser:	Wells Real Estate Investment Trust II, Inc. 6100 The Corners Parkway Suite 250 Norcross, GA 30092 Attn: Jeffrey Gilder, Director Phone: 770-243-8445 Facsimile: 770-243-8510 and

With a concurrent copy to:	Jordan P. Krasnow, Esquire Goulston & Storrs, P.C. 400 Atlantic Ave. Boston, MA 02110-3333 Phone: (617) 574-4081 Facsimile: (617) 574-7604

As to Escrow Agent:	Commercial Settlements, Inc. 1015 15th Street, N.W. Washington, D.C. 20005 Attn: Ms. Jeanne LaBelle Phone: (202) 312-5108 Facsimile: (202) 737-4108

Any party may designate a change of address by written notice to the other parties in accordance with the provisions set forth above, which notice shall be given at least two (2) business days before such change of address is to become effective. Notices may be delivered by counsel to a party on behalf of such party.

8. The instructions contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by both Sellers and Purchaser and acknowledged by Escrow Agent.

9. Purchaser and Sellers reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent.

10. This Escrow Agreement is intended solely to supplement and implement the provisions of the Purchase Agreement and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Sellers under the Purchase Agreement

11. Please confirm your acceptance of the terms and conditions of this Escrow Agreement by signing and dating three (3) copies hereof at the place indicated below.

Sincerely,

SELLERS:

BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:
Name:
Title:
Date of Execution: April 4, 2005

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general partner

	By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

		By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:
Date of Execution: April 4, 2005

PURCHASER:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation

By:
Name:
Title:
Date of Execution: April 4, 2005

ESCROW AGENT:

COMMERCIAL SETTLEMENTS, INC.

By:
Name:
Title:
Date of Execution: April 4, 2005

EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

Re:	Lease Agreement (the “Lease”) by and between (“Landlord”) and (“Tenant”), dated relating to certain premises (the “Premises”) located at 100 East Pratt Street, Baltimore, Maryland (the “Property”)

Ladies and Gentlemen:

The undersigned Tenant understands that Landlord intends to convey the Property to                                      (“Purchaser”).

In connection with such conveyance, Tenant hereby acknowledges and agrees that:

1. Attached hereto as Exhibit A is a list of the documents comprising the Lease, including all addenda, amendments, modifications, agreements, or other changes to the Lease, and there are no other amendments or agreements to which Tenant is a party which are binding upon Landlord and relate to the Property other than as expressly set forth therein or herein.

2. The term of the Lease commenced on                              ,              and will terminate on                              ,             , [subject to Tenant’s renewal rights set forth in Section              of the Lease.]

3. The Lease is in full force and effect and Tenant has not given Landlord any notice of termination or default thereunder.

4. To the best of Tenant’s knowledge, no uncured breaches or defaults exist under the Lease, no facts or circumstances exist which will constitute a breach or default under the Lease and no offsets, defenses or claims are presently available to Landlord or Tenant under the Lease.

5. Tenant is in full and complete possession of the premises on the Property and except for the punch list items has accepted the Premises, including the work of Landlord performed therein pursuant to any terms and provisions of the Lease, and all other improved areas located on the Property (including, without limitation, parking spaces, access ways, and landscaping) as being complete, in compliance with the Lease, and satisfactory for Tenant’s purposes.

6. The Premises contains                      rentable square feet.

7. Tenant is paying monthly base rental under the Lease in the amount of $                    , which shall continue through                             ,             . Monthly base rental shall increase by             % on the first day of each lease year commencing             ,                 .

8. All allowances of whatever nature payable to Tenant have been paid in full.

9. Tenant has not prepaid any rent or other charge under the Lease to Landlord other than rent for                            .

10. No security deposit has been paid to or is presently held by the Landlord under the Lease, and Tenant has not rendered to Landlord any other security or similar deposit with respect to its tenancy under the Lease, except as follows:                                                                                  .

11. Tenant covenants and agrees that it has not dealt with any agents or brokers in such a way as to cause any brokerage commissions to be due and payable with respect to the Lease.

12. Tenant has not assigned all or any part of its interest in and to the Lease as security or otherwise and has not subleased all or any part of the premises leased by Tenant under the Lease.

13. Upon Landlord’s transfer of the Property to Purchaser, Tenant shall attorn to and recognize Purchaser as Landlord under the Lease and the Lease shall remain in full force and effect. Any notices to Landlord under the Lease shall, following conveyance of the Property to Purchaser, be given to                                                                                                                                            .

14. [Tenant’s obligations under the Lease have been guaranteed by                                          (“Guarantor”). Said guaranty is in full force and effect and will not be affected by the sale of the Property to Purchaser.]

15. There has not been filed by or against Tenant or Guarantor a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United State, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant or Guarantor.

16. The insurance coverage which Tenant is required to obtain under the Lease is in full force and effect and Tenant agrees to cause Purchaser to be named as an additional insured. Tenant has not given or received written notice that Tenant’s insurance coverage will be canceled or will not be renewed.

17. To Tenant’s knowledge, all systems, elements and components of the Premises are in good working order and repair and sound operating condition. To Tenant’s knowledge, Tenant’s use and occupancy of the Premises comply with all applicable building, zoning, land use, environmental, antipollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations and ordinances, and all covenants, conditions and restrictions applicable to the Premises. Tenant has not received any notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

18. The undersigned is duly authorized to execute and deliver this certificate for and on behalf of Tenant.

Tenant hereby acknowledges and agrees that Purchaser, Purchaser’s lender, if any, and their successors and assigns shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Tenant.

Dated this                         , 2005.

Very truly yours,

TENANT:

	a	corporation

[Corporate Seal]

By:

Its:

EXHIBIT A

[List of Lease documents]

EXHIBIT F-1

FORM OF SPECIAL WARRANTY DEED (BPI)

RECORDATION AND TRANSFER

TAXES NOT REQUIRED

TAX-PROPERTY ARTICLE §§ 12-108(P)(1);

13-207(A)(9), AND 13-405(C)

AFTER RECORDATION, PLEASE RETURN TO:

Ms. Jeanne LaBelle

Commercial Settlements, Inc.

1015 15th Street, N.W., Suite 300

Washington, D.C. 20005

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of the      day of              2005, by and between DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC., a Delaware corporation, as grantor (“Grantor”), and 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust, as grantee (“Grantee”).

WITNESSETH:

WHEREAS, Grantee was organized pursuant to the Maryland Business Trust Act, Section 12-101 et seq. of the Corporation and Associations Article of the Annotated Code of Maryland and is wholly-owned by Grantor.

WITNESSETH, that for NO CONSIDERATION, Grantor does grant, convey, and assign to Grantee, its successors and assigns, in fee simple, the real property located in Baltimore City, Maryland, and described in Schedule 1 attached hereto and made a part hereof.

BEING the same property described in Confirmatory Deeds dated October 22, 1997 and recorded on October 23, 1997 among the Land Records of Baltimore City, Maryland in Liber P.M.B. No. 6772, folio 001 and dated September 28, 1998 and recorded on October 6, 1998 and recorded among the Land Records of Baltimore City, Maryland in Liber P.M.B. No. 7738, folio 012 from Old Orchard Road, Inc. to Boston Properties, Inc., as successor, and a Certificate of Consolidation or Merger recorded n December 5, 1997 among the Land Records of Baltimore City, Maryland in Liber 6886 at folio 174.

SUBJECT TO all covenants, conditions, easements, reservations, liens, exceptions, and all other restrictions of record; zoning ordinances and subdivision regulations and laws; and taxes and assessments, both general and special, not yet due and payable.

TOGETHER WITH the rights, alleys, ways, waters, easements, privileges, appurtenances, and advantages belonging or appertaining thereto.

TO HAVE AND TO HOLD the Property hereby conveyed to Grantee, its successors and assigns, in fee simple, forever.

GRANTOR COVENANTS TO WARRANT SPECIALLY the property hereby conveyed, and to execute such further assurances of the property as may be requisite.

IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first above written.

WITNESS:	GRANTOR:

DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:

Name:

Title:

CERTIFICATION

I HEREBY CERTIFY THAT I, the undersigned, an attorney at law who has been admitted to practice before the Maryland Court of Appeals, has prepared the within instrument.

Kevin L. Shepherd, Esquire

State of	)
) ss:
County of	)

I,                                                              , the undersigned notary public in and for the jurisdiction aforesaid, do certify that                                         , who is named as                                  for DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC., the named grantor in the foregoing and attached instrument, dated as of                     , 2005, personally appeared before me on the      day of                     , 2005, and said                      being personally well known to me as (or satisfactorily proven to be) the person named as                      in said instrument and acknowledged said instrument to be the act and deed of                                                          , and that s/he delivered the same as such before me in the jurisdiction aforesaid.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

[Notarial Seal]

SCHEDULE 1

LEGAL DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

AFFIDAVIT AS TO TOTAL PAYMENT

THE undersigned certifies under the penalties of perjury, that the following is true to the best of its knowledge, information and belief, in accordance with Section 10-912(b)(2) of the Tax-General Article of the Annotated Code of Maryland, (the “Withholding Law”):

1. That I am the transferor of that real property described in the accompanying deed.

2. The amount of total payment for the purpose of the Withholding Law is $0.

DATED this      day of                     , 2005.

WITNESS:	DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC.

By:
Name:
Title:

Certification of Exemption from Withholding Upon Disposition of Maryland Real Estate

Affidavit of Residence or Principal Residence

Based on the certification below, Transferor claims exemption from the tax withholding requirements of § 10-912 of Maryland’s Tax General Article. Section 10-912 states that certain tax payments must be withheld when a deed or other instrument that affects a change in ownership of real property is recorded. The requirements of § 10-912 do not apply when a transferor provides a certification of Maryland residence or certification that the transferred property is the transferor’s principal residence.

1. Transferor Information

Name of Transferor

DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC.

2. Reason for Exemption

Resident Status

❑     I, Transferor, am a resident of the State of Maryland.

❑     Transferor is a resident entity under § 10-912(A)(4) of Maryland’s Tax General Article, I am an agent of Transferor, and I have authority to sign this document on Transferor’s behalf.

Principal Residence	❑ Although I am no longer a resident of the State of Maryland, the Property is my principal residence as defined in IRC § 121.

Under penalty of perjury, I certify that I have examined this declaration and that, to the best of my knowledge, it is true, correct, and complete.

3a. Individual Transferors

Witness	Name
Signature

3b. Entity Transferors

DELAWARE BOSTON PROPERTIES, INC. A/K/A BOSTON PROPERTIES, INC.

Witness/Attest	Name of Entity
By:
Name
Title

EXHIBIT F-2

FORM OF SPECIAL WARRANTY DEED (EAST PRATT ASSOCIATES)

DO NOT RECORD

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of the      day             , 2005, by and between EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as grantor (“Grantor”), and 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust, as grantee (“Grantee”).

WITNESSETH:

Grantor, for NO CONSIDERATION, grants, conveys, and assigns to Grantee, its successors and assigns, in fee simple, the real property located in Baltimore City, Maryland, and described in Schedule 1 attached hereto and made a part hereof.

BEING the same property described in Confirmatory Deeds dated October 22, 1997 and recorded on October 23, 1997 among the Land Records of Baltimore City, Maryland in Liber P.M.B. No. 6772, folio 001 and dated September 28, 1998 and recorded on October 6, 1998 and recorded among the Land Records of Baltimore City, Maryland in Liber P.M.B. No. 7738, folio 012 from Old Orchard Road, Inc. to Boston Properties, Inc., as successor.

SUBJECT TO all covenants, conditions, easements, reservations, liens, exceptions, and all other restrictions of record; zoning ordinances and subdivision regulations and laws; and taxes and assessments, both general and special, not yet due and payable.

TOGETHER WITH the rights, alleys, ways, waters, easements, privileges, appurtenances, and advantages belonging or appertaining thereto.

TO HAVE AND TO HOLD the Property hereby conveyed to Grantee, its successors and assigns, in fee simple, forever.

GRANTOR COVENANTS TO WARRANT SPECIALLY the property hereby conveyed, and to execute such further assurances of the property as may be requisite.

IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first above written.

WITNESS:	GRANTOR:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	Boston Properties LLC,
a Delaware limited liability company, its general Partner

		By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

			By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

CERTIFICATION

I HEREBY CERTIFY THAT I, the undersigned, an attorney at law who has been admitted to practice before the Maryland Court of Appeals, has prepared the within instrument.

Kevin L. Shepherd, Esquire

State of	)
) ss:
County of	)

I HEREBY CERTIFY, that on this      day of                     , 2005, before me, the undersigned, a Notary Public of the State aforesaid, duly qualified and commissioned as such, personally appeared                                         , a                      of Boston Properties, Inc., the general partner of Boston Properties Limited Partnership, managing member of Boston Properties LLC, general partner of EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

[Notarial Seal]

SCHEDULE 1

LEGAL DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT G-1

FORM OF BILL OF SALE (BPI)

KNOW ALL PERSONS BY THESE PRESENTS THAT:

BOSTON PROPERTIES, INC., a Delaware corporation (“Seller”), for ten dollars ($10) and other good and valuable consideration paid to it by 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, and deliver unto Purchaser, its successors and assigns, all of the personal property, goods, machinery, equipment, furnishings, furniture, merchandise, chattels, materials, supplies, effects, site plans, surveys, plans and specifications, marketing materials, floor plan depictions, signs and trade names owned by Seller and relating to the real property that Seller is conveying to Purchaser concurrently herewith, which real property located in the Baltimore, Maryland, commonly known as 100 East Pratt Street (the “Real Property”), is more particularly described in Rider 1 attached hereto.

Seller hereby covenants that, from time to time after the delivery of this Bill of Sale, at Purchaser’s request and without further consideration, Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further acts, conveyances, transfers, assignments and assurances as may be reasonably required more effectively to convey, transfer to and vest in Purchaser title, as hereinabove provided, to any of the personal property intended to be conveyed hereby.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on its behalf as of                     , 2005.

BOSTON PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:

RIDER 1

REAL PROPERTY DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT G-2

FORM OF BILL OF SALE (EAST PRATT ASSOCIATES)

KNOW ALL PERSONS BY THESE PRESENTS THAT:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), for ten dollars ($10) and other good and valuable consideration paid to it by 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, and deliver unto Purchaser, its successors and assigns, all of the personal property, goods, machinery, equipment, furnishings, furniture, merchandise, chattels, materials, supplies, effects, site plans, surveys, plans and specifications, marketing materials, floor plan depictions, signs and trade names owned by Seller and relating to the real property that Seller is conveying to Purchaser concurrently herewith, which real property located in the Baltimore, Maryland, commonly known as 100 East Pratt Street (the “Real Property”), is more particularly described in Rider 1 attached hereto.

Seller hereby covenants that, from time to time after the delivery of this Bill of Sale, at Purchaser’s request and without further consideration, Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further acts, conveyances, transfers, assignments and assurances as may be reasonably required more effectively to convey, transfer to and vest in Purchaser title, as hereinabove provided, to any of the personal property intended to be conveyed hereby.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on its behalf as of                     , 2005.

[SIGNATURE APPEARS ON NEXT PAGE]

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general Partner

	By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

		By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

RIDER 1

REAL PROPERTY DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT H-1

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT (BPI)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of             , 2005 by and between BOSTON PROPERTIES, INC., a Delaware corporation (“Assignor”), and 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust (“Assignee”).

RECITALS:

This Agreement is made with reference to the following facts:

A. Concurrently herewith, pursuant to that certain Purchase and Sale Agreement dated as of April 4, 2005 (the “Purchase Agreement”), Assignor is conveying to Assignee all of Assignor’s right, title, interest and estate in and to certain real property located in the Baltimore, Maryland, commonly known as 100 East Pratt Street, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements located thereon (collectively, the “Property”).

B. Assignor desires to sell, assign, convey, transfer, set over and deliver to Assignee, and Assignee desires to accept and obtain, all of Assignor’s right, title and interest in and to the following: (i) the tenant leases (collectively, the “Leases”) and security deposits described in Exhibit B attached hereto and made a part hereof; (ii) the contracts and agreements described in Exhibit C attached hereto and made a part hereof (collectively, the “Contracts”); (iii) all assignable unexpired warranties and guaranties (express or implied) issued to Assignors in connection with the Property or the personal property, improvements, fixtures, machinery and equipment to be transferred with the Property (collectively, the “Warranties”); (iv) all certificates of occupancy, licenses, consents, authorizations, variances or waivers, permits, approvals, guarantees, bonds, claims and rights running to or assigned to Assignors in connection with the ownership, construction, maintenance, operation or repair of the Property, to the extent the same are assignable (collectively, the “Permits”); (v) any and all plans, specifications, surveys, and environmental reports and other reports relating to the Property, to the extent the same are assignable (collectively, the “Plans and Reports”); and (vi) all tradenames used in connection with the Property (the “Tradenames”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the Leases, the Contracts, the Warranties, the Permits, the Plans and Reports and the Tradenames.

1. Assignee assumes and agrees to perform all of the covenants, agreements and obligations of Assignor under the Leases and the Contracts arising or accruing from and after the date of this Agreement. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignor on account of Assignee’s failure to perform the covenants and obligations assumed by Assignee hereunder.

2. Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignee on account of Assignor’s failure to perform any covenants and obligations under the Leases and the Contracts arising or accruing prior to the date of this Agreement. The foregoing indemnification obligation shall remain operative and shall survive the delivery of this Agreement only with respect to claims made in writing not later than one (1) year after the date hereof.

3. The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

BOSTON PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust

By:	Boston Properties, Inc., its sole trustee

By:
Name:
Title:

EXHIBIT A

Real Property Description

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT B

List of Leases and Security Deposits

[To Be Attached]

EXHIBIT C

List of Contracts

[To Be Attached]

EXHIBIT H-2

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

(EAST PRATT ASSOCIATES)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of             , 2005 by and between EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust (“Assignee”).

RECITALS:

This Agreement is made with reference to the following facts:

C. Concurrently herewith, pursuant to that certain Purchase and Sale Agreement dated as of April 4, 2005 (the “Purchase Agreement”), Assignor is conveying to Assignee all of Assignor’s right, title, interest and estate in and to certain real property located in the Baltimore, Maryland, commonly known as 100 East Pratt Street, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements located thereon (collectively, the “Property”).

D. Assignor desires to sell, assign, convey, transfer, set over and deliver to Assignee, and Assignee desires to accept and obtain, all of Assignor’s right, title and interest in and to the following: (i) the tenant leases (collectively, the “Leases”) and security deposits described in Exhibit B attached hereto and made a part hereof; (ii) the contracts and agreements described in Exhibit C attached hereto and made a part hereof (collectively, the “Contracts”); (iii) all assignable unexpired warranties and guaranties (express or implied) issued to Assignors in connection with the Property or the personal property, improvements, fixtures, machinery and equipment to be transferred with the Property (collectively, the “Warranties”); (iv) all certificates of occupancy, licenses, consents, authorizations, variances or waivers, permits, approvals, guarantees, bonds, claims and rights running to or assigned to Assignors in connection with the ownership, construction, maintenance, operation or repair of the Property, to the extent the same are assignable (collectively, the “Permits”); (v) any and all plans, specifications, surveys, and environmental reports and other reports relating to the Property, to the extent the same are assignable (collectively, the “Plans and Reports”); and (vi) all tradenames used in connection with the Property (the “Tradenames”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the Leases, the Contracts, the Warranties, the Permits, the Plans and Reports and the Tradenames.

1. Assignee assumes and agrees to perform all of the covenants, agreements and obligations of Assignor under the Leases and the Contracts arising or accruing from and after the date of this Agreement. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignor on account of Assignee’s failure to perform the covenants and obligations assumed by Assignee hereunder.

5. Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignee on account of Assignor’s failure to perform any covenants and obligations under the Leases and the Contracts arising or accruing prior to the date of this Agreement. The foregoing indemnification obligation shall remain operative and shall survive the delivery of this Agreement only with respect to claims made in writing not later than one (1) year after the date hereof.

6. The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general partner

By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

	By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

ASSIGNEE:

100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust

By:		, its sole trustee

By:
Name:
Title:

EXHIBIT A

Real Property Description

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT B

List of Leases and Security Deposits

[To Be Attached]

EXHIBIT C

List of Contracts

[To Be Attached]

EXHIBIT I-1

FORM OF CERTIFICATE OF NON-FOREIGN STATUS (BPI)

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

To inform 100 EAST PRATT STREET BUSINESS TRUST, a Maryland business trust (the “Transferee”), purchaser of the United States real property located in the Baltimore, Maryland and commonly known as 100 East Pratt Street, as more particularly described on Exhibit A attached hereto and made a part hereof that withholding of tax is not required upon the disposition of a United States real property interest by BOSTON PROPERTIES, INC., a Delaware corporation (the “Transferor”), the undersigned hereby certifies the following:

The Transferor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

The Transferor’s U.S. employer identification number is                     ; and the Transferor’s business address is 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610. The Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

TRANSFEROR:

BOSTON PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Legal Description

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT I-2

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

(EAST PRATT ASSOCIATES)

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

To inform WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation (the “Transferee”), purchaser of the United States real property located in the Baltimore, Maryland and commonly known as 100 East Pratt Street, as more particularly described on Exhibit A attached hereto and made a part hereof that withholding of tax is not required upon the disposition of a United States real property interest by EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the “Transferor”), the undersigned hereby certifies the following:

The Transferor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

The Transferor’s U.S. employer identification number is                     ; and the Transferor’s business address is c/o Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610. The Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

TRANSFEROR:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general Partner

By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

	By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

EXHIBIT A

Legal Description

All that certain piece or parcel of land situate, lying and being in the City of Baltimore, State of Maryland and being more particularly described as:

Beginning for the same at the point formed by the intersection of the east side of Light Street, as now laid out 108.5 feet wide, with the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, thence binding on the south side of said Lombard Street, referring all courses of this description to the true meridian as adopted by the Baltimore Survey Control System (1) North 86° 31’ 35” East 318.85 feet to intersect the west side of said Calvert Street, 74 feet wide, thence binding on the west side of said Calvert Street, (2) South 02° 37’ 15” East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angles, from the north side of Pratt Street, 65 feet wide, thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on the plat entitled “Inner Harbor Project I Amended Final Subdivision Plan”, which plat is recorded among the Land Records of Baltimore City, Maryland in Plat Pocket Folder R.H.B. No. 2302, thence (3) South 87° 22’ 45” West 318.81 feet to intersect the east side of the aforesaid Light Street, thence binding on the east side of said Light Street. (4) North 02° 37’ 15” West 282.20 feet to the point of beginning;

containing 2.083 acres of land, more or less, as surveyed by Daft-McCune-Walker, Inc., in August 1998.

TOGETHER WITH that certain Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

Tax Parcel Number 04110672001

EXHIBIT J

FORM OF TENANT NOTIFICATION LETTER

                    , 2005

____________________

____________________

____________________

Re: 100 East Pratt Street, Baltimore, Maryland (the “Project”)

Dear Sir or Madam:

Notice is hereby given that effective                      , 2005, Boston Properties, Inc., a Delaware corporation, and East Pratt Street Associates Limited Partnership, a Delaware limited partnership, as owners of the Project, have sold the Project to 100 East Pratt Street Business Trust, a Maryland business trust. All future rental payments should be sent as follows:

Make checks payable to:	______________
Mail payment to:	_________________________
_________________________
_________________________
_________________________
Attention: _________________
Telephone: ________________
Telecopy: _________________

Please contact your insurance agent immediately and instruct your insurance agent to change the name of the additional insured as required in your lease to reflect the new owner, 100 East Pratt Street Business Trust, and promptly forward an insurance certificate reflecting such amendment to the address noted above.

All questions relative to your lease should also be directed to the above address or phone number.

Service of legal notice under your lease should be addressed to:

100 East Pratt Street Business Trust

___________________________

___________________________

Attention: ___________________

Telephone: __________________

Telecopy: ___________________

Very truly yours,

BOSTON PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Boston Properties LLC, a Delaware limited liability company, its general Partner

		By:	Boston Properties Limited Partnership, a Delaware limited partnership, its Managing Member

			By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

EXHIBIT K

FORM OF ACCESS AGREEMENT

ACCESS AGREEMENT

THIS ACCESS AGREEMENT (this “Agreement”) is entered into as of                     , 2005, by and between BOSTON PROPERTIES, INC., a Delaware corporation (“BPI”) and EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“East Pratt Associates”; BPI and East Pratt Associates are hereinafter collectively referred to as “Owner” or “Owners”), and WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation (“Bidder”).

RECITALS:

A. Owners own certain real property and the improvements located thereon, including a twenty-eight (28) story square foot building containing approximately 655,895 square feet and the garage adjacent to the building, all of which are situated at 100 East Pratt Street, Baltimore, Maryland 21202 (collectively, the “Property”).

B. Bidder is one of several bidders who has submitted a bid to purchase the Property.

C. While Owners are evaluating bids to purchase the Property and Bidder is completing its evaluation of the Property, Bidder has requested, and Owners desire to grant to Bidder, non-exclusive access to the Property for due diligence purposes, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual. covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owners and Bidder hereby agree as follows:

1. Access. Owners hereby grant to Bidder a non-exclusive license to enter onto the Property for the sole purpose of conducting such investigations, inspections, audits, analyses, surveys, tests, examinations, studies, and appraisals of the Property as Bidder deems necessary or desirable, at Bidder’s sole cost and expense, to determine whether the Property is suitable for Bidder’s purposes. Bidder’s access to the Property shall be subject to the terms and conditions (including, but not, limited to, security and access restrictions) of all leases of all or any portion of the Property. Bidder will conduct such investigations, inspections, audits, analyses, surveys, tests, examinations, studies and appraisals only on business days and will use reasonable efforts to minimize interference with Owners’ operations at the Property and the rights of tenants of the Property. Bidder shall not contact any tenants directly. Bidder shall not materially alter or disturb the Property in any manner whatsoever and Bidder shall not permit any mechanics’ liens to be filed against the Property or any part thereof.

2. Coordination of Access. Bidder shall coordinate with Owners and any third parties, as appropriate, for entry on the Property and the performance of any physical tests,

investigations, analyses and/or studies of the Property. Bidder shall give Owners reasonable advance notice of any entry on the Property prior to commencing any such physical tests, investigations, analyses and/or studies of the Property. At Owners’ election, Owners may designate an Owner representative to accompany Bidder while on the Properly, in which. event Bidder shall not enter onto the Property unless so accompanied.

3. Studies and Reports. Bidder shall provide Owners with copies of all work plans, sampling and analytical protocols, laboratory analysis results and reports.

4. Indemnification of Owner. Bidder hereby agrees to indemnify, defend and hold harmless Owners, its and their respective partners, members, affiliates, property manager and their respective officers, directors, agents, employees and representatives (the “Indemnified Parties”) from and against any and all liens, claims or damages of any kind or nature whatsoever, including without limitation, any and all demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred or sustained by any of the Indemnified Parties as a result of, by reason of, or in connection with the entry on the Property by Bidder, its agents or representatives or any other due diligence activities pursuant to this Agreement. Bidder will promptly restore the Property substantially to its condition before any damages that may have been caused by Bidder or its agents or representatives in the conduct of the review. Prior to any entry onto the Property, Bidder shall obtain and deliver to Owners a certificate of liability and property damage insurance naming Owners and Owners’ property manager as additional insureds, with combined single limit coverage of not less than Five Million Dollars ($5,000,000), issued by a company authorized to do business in the State of Maryland.

5. Confidentiality Agreement. Bidder shall comply with the terms and conditions of the confidentiality agreement previously entered into by Bidder (the “Confidentiality Agreement”) in connection with its inspection of the Property. Bidder hereby agrees that all studies and reports of all inspections and tests conducted by Bidder or its agents or representatives on or about the Property, and data, notes and other observations in connection, therewith, whether in written, electronic or other form, shall not be disclosed to any party except as may be expressly provided in the Confidentiality Agreement.

6. Termination of Access. Owners may revoke the license granted to Bidder herein at any time, upon notice thereof to Bidder, in which event all rights of access granted to Bidder herein shall immediately terminate. Bidder’s obligations pursuant to Paragraphs 3, 4 and 5 hereof shall survive any termination of access rights.

7. Term. Except for the indemnification provisions of paragraph 4 hereof, this Agreement shall terminate upon the closing of the sale and purchase of the Property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:
Name:
Title:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its general partner

	By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Managing Member

		By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

BIDDER:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation

By:
Name:
Title:

EXHIBIT L

LIST OF PERSONAL PROPERTY

100 EAST PRATT STREET

PERSONAL PROPERTY INVENTORY

QTY	ARTWORK
1	Maurice Utrillo, “Bal de L’A, A, A, original lithograph poster
1	Henri Matisse, “Nice-Travail et Joie” lithograph poster
1	Toulouse-Lautrec, “The Jockey” original lithograph poster
1	Marc Chagall, “Bay of Angels” original lithograph poster
1	Jules Cheret, “La Femme qui Danse” original lithograph poster

QTY	FURNITURE/FIXTURES	Model No.
2	U-shaped desk sets
1	L-shaped desk set
2	5-drawer lateral file cabinets
2	5 drawer drawing cabinets
3	Drawing racks
6	Work benches
1	Multi-drawer tool cabinet
1	Rolling tool cabinet
6	Parts cabinets
4	Multi-drawer arts cabinets
13	24 x 36 x 76 steel shelving
4	18 x 36 x 76 steel shelving
3	18 x 36 x 42 steel shelving
4	24 x 48 x 88 steel shelving
3	18 x 36 x 88 steel shelving
1	24 x 36 x 88 steel shelving
4	Fire-proof paint cabinets

QTY	TEST EQUIPMENT	Model No.
1	Drager gas detector pump	ACCURO
4	Dickson temperature recorders	SK490F24
1	Exergen heat detector	EHS
1	Amprobe clamp-on meter	ULTRA
1	Amprobe current tracer	PASER
1	Raytec infrared thermometer	RAYRPM2
1	Orion PH meter	230A
1	SPM vibration meter	VIB-11
1	0-10” inclined manometer	400-10
1	0-5” inclined manaometer	400-5
1	Balometer
1	Simpson kilowatt hour meter

QTY	POWER TOOLS	Model No.
1	Skil ½” drill	6740
1	Skil 4 ½” angle grinder	9611
1	Skil 12v cordless drill	2735
1	Milwaukee 12v cordless drill	401-1
1	Milwaukee sawzall	6507
1	Milwaukee power auger	5664
1	Black & Decker nibbler	3251
1	Black & Decker 7 ¼” circular saw	7392
1	Black & Decker impact wrench	2214-09
1	Black & Decker 3/8” drill motor	101
1	Black & Decker 3/8” drill motor, keyless	100
1	Black & Decker ½” hammer drill	5708-09
1	Porter Cable jig saw	2735
1	Delta drill press	11-950
1	Rockwell bench grinder	438-02-314-0186
2	Troybilt snowthrowers	42010
1	Cub Cadet tractor w/snowblade	1440
1	Up-Right manlift	UL-33-DC-D
1	Lincoln welder	AC/DC 225/125

QTY	POWER TOOLS	Model No.
1	Speedex key machine	9160-MC
1	Portable air compressor
1	Leaf blower/vacuum	HB-180V

QTY	HAND TOOLS	Model No.
1	Proto ¼” drive socket set	47120
1	Blackhawk ¼” drive socket set	9550
1	Snap-on ¾” drive socket set	414AHD
Misc. ¼” drive sockets
Misc. 3/8 ” drive sockets
Misc. ½” drive sockets
Misc. sizes, combination wrenches
Misc. sizes, open-end wrenches
1	Metal/wood file set
4	Misc. sizes C-clamps
1	Greenlee knockout kit	735BB
1	Stanley bench plane	12-120
1	Starrett hole saw kit	K92
1	Sandvik hole saw kit	45493
1	Jawco impact driver	208
1	Lug-all come along	J2993
1	Tele portable utility bar pump	2P110
1	Williams gear puller	GP-249
1	Acetylene torch
1	Ox -acetylene torch
1	Ridgid tristand
1	Hack saw
1	Crosscut saw
1	Coping saw
1	Keyhole saw
1	4’ level
6	Asst. sizes pipe wrenches
3	Asst. sizes tubing cutters

QTY	HAND TOOLS	Model No.
Asst. cold chisels
Asst. wood chisels
Asst. drift punches

QTY	MISCELLANEOUS	Model No.
4	Flat bed trucks
4	Hand trucks
6	Maintenance carts
1	Pallet Jack
3	30 gallon wet vacs
1	Hoover carpet extractor
2	Upright vacuum cleaners
3	Salt spreaders
12	Snow shovels
12	Ice scrapers
200’	200’3/4” Garden hose
1	24’ fiberglass extension ladder
1	16’ fiberglass extension ladder
1	12’ fiberglass step ladder
3	8’ fiberglass step ladders
3	6’ fiberglass step ladders
2	8’ wooden step ladders
2	4’ wooden step ladders
2	6’ aluminum step ladders
23	Walkie-talkies	Various

QTY	OFFICE EQUIPMENT	Model No.
1	Canon copier	NP1020
2	Coma personal computers	PROLINEA 575
1	IBM printer	PPS II
1	Johnson Controls FMS monitor
1	Johnson Controls FMS printer

QTY	CONFERENCE CENTER EQUIPMENT	Model No.
33	Conference Chairs
9	Tables
88	Stacking Chairs
15	Folding Tables
3	Televisions

QTY	FITNESS CENTER EQUIPMENT	Model No.
1	Treadmill	4013
1	Treadmill	4013
1	‘Treadmill	4013
1	Treadmill	4013
1	Stair Stepper	SC91
1	Stair Stepper	44000L
1	Stair Stepper	44000L
1	Cross Trainer	CT – 9100
1	Elliptical Trainer	EFX556
1	Elliptical Trainer	EFX556
1	Bike - Recumbent	9500R
1	Bike - Recumbent	9500R
1	Bike - Recumbent	9500R
1	Bike - Recumbent	9500R
1	Bike - Recumbent	R84411
1	Bike-Upright	9500
1	Bike - Upright	9500
1	Bike - Upright	9500
1	Bike - Upright	9500
1	UBE	Sprint STE600
1	Skier	900T
1	Skier	CIub900
1	Rower
1	Rower
1	Free Motion Cable Cross

QTY	FITNESS CENTER EQUIPMENT	Model No.
1	Multi-press Smith Machine	BE218
1	Seated Arm Curl w/ Bar	PFW-5000
1	Flat Bench	PFW-7000
1	Incline Bench	PFW-7300
1	Flat Bench w/ Bar	PFW-3100
1	Incline Bench w/Bar	PFW-7200
1	Abdominal Bench	PFW-5300
1	Plate-loaded Calf Machine
1	Roman Chair	Conquest
1	Free Standing Chin-up
16	45lb Plates	co-045
12	35lb. Plates	co-035
12	25lb. Plates	co-025
14	10lb. Plates	co-010
16	5lb. Plates	co-005
10	2.5lb. Plates	co-002
2	Plate Rack (tree)	Conquest
4	Dumbbell – 5lb.	Ivanko
4	Dumbbell - 10lb.	Ivanko
2	Dumbbell - 15lb.	Ivanko
2	Dumbbell – 20lb.	Ivanko
3	Dumbbell – 25lb.	Ivanko
4	Dumbbell – 30lb.	Ivanko
4	Dumbbell – 35lb	Ivanko
4	Dumbbell - 40lb	Ivanko
2	Dumbbell-45lb	Ivanko
2	Dumbbell – 50lb.	Ivanko
2	Dumbbell - 55lb.	Ivanko
2	Dumbbell – 60lb.	Ivanko
2	Dumbbell – 70lb	Ivanko
2	Dumbbell – 80lb.	Ivanko
2	Dumbbell Rack	Conquest
11	Rubber mat	72”x48.5”

QTY	FITNESS CENTER EQUIPMENT	Model No.
1	Tricep Extension	PL2200
1	Bicep Curl	PL2300
1	Back Extension	POL3300
1	Abdominal	PL3200
1	Shoulder Press	PL2700
1	Multi-hip	PL2900
1	Leg Extension	PL2000
1	Seated Chest	PL2600
1	Vertical Butterfly	PL2600
1	Lat Pulldown	PL2400
1	Leg Press	PL2800
1	Leg Curl	PL2100
1	Rower	MD213A
1	Multi-purpose Bar
1	Tricep Pushdown Bar
1	Lat Bar
1	Rope attachment
1	E-Z bar
1	Let pulldown w/handles
1	Gravitron	2000AT
28	Mats	54” x 23”
17	Steps
38	Step Lifts	Purple
34	Step Lifts	Gray
2 sets	Dumbbells - 1lb	Pink
9 sets	Dumbbells- 2lb	Aqua
3 sets	Dumbbells – 4lb	Purple
4 sets	Dumbbells – 5lb	Green
3 sets	Dumbbells – 6lb	Red
3 sets	Dumbbells - 7lbs	Yellow
2 sets	Dumbbells – 8lb	Maroon
2 sets	Dumbbells – 12lbs	Cast-iron
1	Dumbbell Rack

QTY	FITNESS CENTER EQUIPMENT	Model No.
3	Dumbbells – 2lb	Cast-iron
4	Dumbbells – 3lb	Cast-iron
2	Dumbbells – 5lb	Cast-iron
1	Ankle Strap
2	Physioballs
8pr	Boxing Gloves - 14oz	2926
12pr	Wrist Wraps	Ringside
3	Speed (Jump) Ropes	Blue
3	Speed (Jump) Ropes	Green
12	Pilates Xertubes Bands	Green
5	Exertubes	Red
0	Exertubes	Blue
6	Exertubes	Green
2	Ultratoners	Green
1	Wavernaster
11	Slides
1	Skinfold Caliper	Lange
1	Sphygmomanometer	100-021
1	Sphygmomanometer	720X
1	Adcuff & Bladder	840C
1	Stethoscope combo kit	Match Mates
4	Stethoscope
1	Scale
1	Scale
1	Bike - upright	868
1	Trunk Flexibility Tester
1	CPU	000115
1	Keyboard	KB-8923
1	Computer Monitor	CQB4147
1	Computer Mouse	13H6690
1	Printer	C4562A
1	Modem	Sportster 14400
1	Card Laminator	1700910

QTY	FITNESS CENTER EQUIPMENT	Model No.
1	Printer	C2106A
1	Modern
2	Fans
1	Aerobics Headset	PR08HE/TLX
1	Transmitter	FMR100
1	Preamplifier	MixMax 7
1	Dual Cassette Player	DN-770R
1	CD Player	CDM 106
6	Speakers
13	Speakers
4	Speakers
4	Speakers
1	Dual Cassette Player	TD-W318BK

EXHIBIT M

INTENTIONALLY DELETED

EXHIBIT N

FORM OF DECLARATION OF TRUST

DECLARATION OF TRUST

of

100 EAST PRATT STREET BUSINESS TRUST,

a Maryland Business Trust

THIS DECLARATION OF TRUST (“Declaration of Trust” or “Declaration”) is made and entered into as of                                 , 2005 by BOSTON PROPERTIES, INC., a Delaware corporation (“BPI”), as the Trustee and the holder of one hundred percent (100%) of the beneficial interests in the 100 East Pratt Street Business Trust, a Maryland business trust (the “Trust”).

1. Formation of Trust. The Trust was formed as a Business Trust pursuant to a Certificate of Trust filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on the same date as the date of this Declaration in accordance with the provisions of the Maryland Business Trust Act, Title 12 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute (the “Act”). The rights and obligations of the Trust and the administration and termination of the Trust shall be governed by this Declaration and the Act. This Agreement shall be considered the “Governing Instrument” of the Trust within the meaning of Section 12-207 of the Act.

2. Trustee and Beneficiary. BPI is the sole and managing Trustee of the Trust and owns one hundred percent (100%) of the beneficial interests in the Trust.

3. Purpose. The Trust is organized for the purposes of engaging in any and all activities permitted by law including owning, developing, operating, and managing property, including without limiting the generality of the foregoing, the property known as 100 East Pratt Street in Baltimore City, Maryland and engaging in any and all business, transactions, and activities that are incidental or restated thereto to the fullest extent permitted by law.

4. Name. The name of the Trust shall be “100 East Pratt Street Business Trust”.

5. Registered Agent and Principal Office. The registered office and registered agent of the Trust in the State of Maryland shall be as the Trustee may designate from time to time. The Trust may have such other offices as the Trustee may designate from time to time. Currently, the Resident Agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202 and the principal office of the Trust in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

6. Term of Trust. The Trust commenced on the date the Certificate of Trust for the Trust was filed with SDAT and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following its dissolution.

7. Management of the Trust. All decisions relating to the business, affairs and properties of the Trust shall be made by the Trustee in its capacity as the sole and managing Trustee of the Trust. The Trustee may appoint a President and one or more Vice Presidents and such other officers of the Trust as the Trustee may deem necessary or advisable to manage the day-to-day business affairs of the Trust (the “Officers”). The Officers shall serve at the pleasure of the Trustee. To the extent delegated by the Trustee, the Officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Trust. No such delegation shall cause the Trustee to cease to be a Trustee. Such Officers shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Maryland.

8. Distributions. Each distribution of cash or other property by the Trust shall be made to the holders of the beneficial interests in the Trust pro rata. Each item of income, gain, loss, deduction, and credit of the Trust shall be allocated to the holders of the beneficial interests in the Trust pro rata.

9. Capital Accounts and Tax Matters. A capital account shall be maintained for each holder of a beneficial interest in the Trust in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). The Trust shall not be treated as an association for Federal income tax purposes. The holder of the greatest percentage of beneficial interests in the Trust shall act as the “tax matters partner” within the meaning of the Internal Revenue Code.

10. Dissolution and Winding Up. The Trust shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the holders of one hundred percent (100%) of the beneficial interests in the Trust.

11. Successor Trustees. The holders of one hundred percent (100%) of the beneficial interests in the Trust may, at any time, and from time to time, remove the existing Trustee(s) and appoint one or more Successor Trustees.

12. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the holders of one hundred percent (100%) of the beneficial interests in the Trust.

13. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to otherwise governing principles of conflicts of law.

IN WITNESS WHEREOF, BPI, in its capacities as the Trustee and as the holder of one hundred percent (100%) of the beneficial interests in the Trust, has duly executed this Declaration to be effective as of the date set forth above.

BOSTON PROPERTIES, INC.:

By:
Name:
Title:

EXHIBIT O

CERTIFICATE OF TRUST

CERTIFICATE OF TRUST

OF

100 EAST PRATT STREET BUSINESS TRUST

This Certificate of Trust of 100 EAST PRATT STREET BUSINESS TRUST (the “Trust”), dated                 , 2005, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Maryland Business Trust Act (Md. Code Ann., Corps. & Ass’ns §§ 12-101, et seq.)

1. Name. The name of the business trust formed hereby is 100 EAST PRATT STREET BUSINESS TRUST.

2. Resident Agent. The name and business address of the Resident Agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

3. Principal Office. The principal office of the Trust in Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

4. Effective Date. This Certificate of Trust shall be effective on the date and time of the filing of this Certificate of Trust with the Maryland State Department of Assessments and Taxation.

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

WITNESS:	SOLE TRUSTEE:

BOSTON PROPERTIES, INC.

By:
Name:
Title:

EXHIBIT P

FORM OF ASSIGNMENT AND ASSUMPTION

OF INTERESTS IN THE TRUST

THIS ASSIGNMENT AND ASSUMPTION OF INTERESTS IN THE TRUST (“Assignment”), dated as of                 , 2005, is by and between BOSTON PROPERTIES, INC., a Delaware corporation (“Assignor”), and WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation (“Assignee”). Assignor and Assignee are herein referred to individually as a “Party” and collectively as the “Parties.”

EXPLANATORY STATEMENT

A. Assignor, as seller, and Assignee, as buyer, are among the parties to that certain Purchase and Sale Agreement dated as of April 4, 2005 (the “Purchase Agreement”). Capitalized terms used in this Assignment without definition have the meanings ascribed to them in the Purchase Agreement.

B. Pursuant to the Purchase Agreement, Assignee has agreed to buy from Assignor, and Assignor has agreed to sell to Assignee, the Interests.

C. The Parties desire to enter into this Assignment pursuant to the Purchase Agreement to assign all of Assignor’s right, title, and interest in the Interests to Assignee and to evidence Assignee’s assumption of Assignor’s obligations and liabilities with respect to the Interests.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Interests. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim, and interest in and to the Interests, including, without limitation, all right, title, claim, and interest in, to, and under the formation and organizational documents of the Trust. Assignor represents and warrants that it owns the Interests free and clear of all liens and security interests except for the Permitted Exceptions.

2. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of Assignor related to or arising out of the Interests to the extent the same arise from and after the date hereof.

3. Indemnity. Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any and all claims or damages of any kind or nature whatsoever, including, without limitation, any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by Assignee as a result of, by reason of, or in connection with a breach of the representations, warranties, covenants, or agreements made or to be performed by Assignor pursuant to this Assignment. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any loss, liability, cost, or expense based on or resulting from any breach of the representations, warranties, covenants, or agreements made or to be performed by Assignee pursuant to this Assignment. If any action or proceeding shall be brought or asserted against either party in respect of which the foregoing indemnity is available, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses incurred in connection therewith.

4. Choice of Law. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Maryland.

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute but one and the same instrument.

6. Survival of Purchase Agreement. Nothing in this Assignment shall be construed to amend or modify the Purchase Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the Purchase Agreement and all of the terms and conditions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

ASSIGNOR:

BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:
Name:
Title:

ASSIGNEE:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation

By:
Name:
Title:

EXHIBIT Q

ACCOUNTING LETTER

                , 2005

Ernst & Young LLP

Suite 2800

600 Peachtree Street

Atlanta, Georgia 30308-2215

We are providing this letter in connection with your audit of the statement of revenues over certain operating expenses of 100 East Pratt Street in Baltimore, Maryland (“Building”) for the year ended December 31, 2003 and in connection with the unaudited information for the          month period ended                 , 2004 (collectively, the “Statements”) in connection with Wells Real Estate Investment Trust II, Inc.’s (“Wells”) purchase of the Building from Boston Properties, Inc. and East Pratt Street Associates Limited Partnership (collectively, “Sellers”). We understand that you are auditing the Statements for the purpose of expressing an opinion as to whether the Statements present fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States.

Sellers, as owner and manager of the Building, confirm, to the best of our knowledge and belief, as of the date of this letter, the following :

1.	We have made available to Wells and its representatives all relevant financial records and related data relating to the Building.

2.	There have been no communications from regulatory agencies or lenders concerning noncompliance in Sellers’ financial practices that could have a material effect on the Statements.

3.	There are no material transactions that have not been properly recorded in the accounting records underlying the Statements.

4.	Sellers have complied with all material aspects of contractual agreements that would have a material effect on the Statements in the event of noncompliance.

5.	The accounting records underlying the Statements accurately and fairly reflect, in reasonable detail, the operations of the Building.

BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

By:
Name:
Title:

EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Boston Properties LLC, a Delaware limited liability company, its general partner

	By:	Boston Properties Limited Partnership, a Delaware limited partnership, its Managing Member

		By:	Boston Properties, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

SCHEDULE 3.1

Schedule B-II Title Exceptions

1.	Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.	Standard Exceptions:

a.	Rights or claims of parties in possession as tenants only.

b.	Easements, or claims of easements, not shown by the public records.

c.	Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

d.	Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the premises.

3.	State and County taxes subsequent to the levy year ending June 30, 2005.

4.	Taxes or special assessments that are not shown as existing liens by the public records, or which are not due and payable as of the date of the policy anticipated by this Commitment.

5.	Water charges and sanitary sewer service charges due in connection with the land.

6.	Restrictions, covenants (including maintenance obligations), setbacks and conditions set forth in Deed dated December 16, 1970, recorded in Liber RHB 2722 at folio 125, as amended by Amendatory Agreement dated September 27, 1972, recorded in Liber RHB 2960 at folio 206 and as further amended by Second Amendatory Agreement dated July 26, 1989, recorded in Liber SEB 2216 at folio 4.

7. Terms and conditions set forth in Easement and Agreement dated April 9, 1975, recorded in Liber RHB 3223 at folio 698.

SCHEDULE 5.3

PROPERTY INFORMATION

Property Information

Engineering Report

Environmental Studies

ADA Studies

Indoor Air Quality Study

Traffic Study

Appraisal

Personal Property Inventory

Building & Equipment Specifications

-Description of Security/Life Safety Systems

-Building Construction Description / Detailed Description of Improvements

-Parking description - number of spaces by location (surface, structure, subterranean)

-Development Plan and Zoning Information

-ADA status; reports/surveys

-Most recent property condition report

Service Contract Summary

All Vendor and Service Contracts

-Space Measurement Studies/Usable vs. Rentable

-Warranty Summary

-Architect/Developer Information

-Capital Expenditures - Prior 3 years / projected

Graphics

Exterior Photographs (negatives if available)

Aerial Photographs (negatives if available)

Interior Photographs (Lobby, tenant interiors: negatives if available)

Site Plan

Survey

Floor Plans

Property Logos (camera ready art)

Tenant Information

Leases, Subleases, and Amendments

Lease Abstracts

Lease Options Summary (Encumbrance Schedule)

Current Detailed Rent Roll - base rent, escalations, term, options, etc.

Leasing Activity Status Report - Current Vacant Space

Status of near term options (next 12 months), expansion options and leases in progress

Historical Occupancy

Lease Commission Agreements (Standard Lease Commission Rate)

Future improvement allowances & commissions payable (if applicable)

Tenant Financial Information/Description

Lease transactions for the past 2 years (including terms, TI’s and LC’s)

Tenant Improvement History

Financial Information

Detailed Operating Statements (5 prior years)

Detailed Operating Budget & Business Plan (2005)

Real Estate Tax Bills (and projections)

Operating Expense Pass-thrus/Estimates (2003/2004/2005)

Financing Terms/Abstracts

Tenant Base Years & amounts (if applicable)

Rooftop Income Schedule (if any)

Real Estate Tax Appeal Proceedings (status if any)

Legal

Tenant Certificates of Occupancy

Building Certificate of Occupancy

Any legal notices (special tax assessments, protests, proceedings, etc)

Litigation Pending or in Progress, tenant issues, etc

Copies of all approvals, licenses and permits:

Air discharge:

Water discharge:

Boiler permits:

Elevator Certificates:

Other:

Lawsuit and Casualty Cases (Active and/or threatened)

General Information

CPI Calculations if applicable

Updated Argus model

Market/Competitive Building Surveys

Tenant Survey

Legal Contact

Easement Summaries

ALTA Survey

Updated Title Information

SCHEDULE 6.1.3

LITIGATION

None.

SCHEDULE 6.1.7

LEASE DEFAULTS

None.

SCHEDULE 9.5.6

SELLERS’ TENANT ALLOWANCE OBLIGATIONS

Tenant	Original Allowance	Amount Outstanding
International Business Machines Corporation	558,985	558,985
Sotto Cafe, Inc.	54,800	54,800
Integrated Capital Management (1)	34,380	34,380
Cedar Enterprises	46,095	40,330
T. Rowe Price:		0
Allowance #1 (Base Building Improvements):	3,769,640	3,769,640
Allowance #2 (Tenant Renovation Improvements):	15,078,560	15,078,560

Total		$19,536,695

(1)	Payment should be made prior to closing. Check request submitted on 3/4/2005.

NOTE: As work progresses between the Effective Date and the Closing Date, the figures above may be reduced.

NOTE: Atlantic Trust Company is entitled to a tenant improvement allowance in the amount of $126,390. Such amount, however, shall not be deducted from the Purchase Price; rather, Purchaser hereby assumes the payment of such tenant improvement allowance as set forth in Section 9.5.6.

SCHEDULE 11.1.2

Property Condition Report:

•	Property Condition Assessment by ECS, Inc. dated December 5, 2003

•	Property Condition Assessment by ECS, Inc. dated March 14, 2005

Environmental Reports:

•	Phase 1 Environmental Site Assessment by ECS, Inc. dated March 14, 2005

•	Phase 1 Environmental Site Assessment by Law Engineering and Environmental Services dated September 11, 1997

RENT ABATEMENT

Calculation of Estimated Tenant Abatements

	5/05	6/05	7/05	8/05	9/05	10/05	11/05	12/05	1/06	2/06	3/06	4/06	5/06	6/06	7/06	8/06	9/06	10/06
Tenant / Suite

T. Rowe Price / 300
Base Rent	64,921	64,921	64,921	64,921	64,921	64,921	66,544	66,544	66,544	66,544	66,544	66,544	66,544	66,544	66,544	66,544	66,544	66,544
Est. Reimbursements	45,333	45,333	46,244	46,244	46,244	46,244	46,244	46,244	46,244	46,244	46,244	46,244	46,244	46,244	48,557	48,557	48,557	48,557

Total	110,254	110,254	111,166	111,166	111,166	111,166	112,789	112,789	112,789	112,789	112,789	112,789	112,789	112,789	115,101	115,101	115,101	115,101

T. Rowe Price / 500
Base Rent	41,403	41,403	41,403	41,403	41,403	41,403	42,437	42,437	42,437	42,437	42,437	42,437	42,437	42,437	42,437	42,437	42,437	42,437
Est. Reimbursements	28,910	28,910	29,492	29,492	29,492	29,492	29,492	29,492	29,492	29,492	29,492	29,492	29,492	29,492	30,966	30,966	30,966	30,966

Total	70,313	70,313	70,895	70,895	70,895	70,895	71,929	71,929	71,929	71,929	71,929	71,929	71,929	71,929	73,404	73,404	73,404	73,404

T. Rowe Price / R-7
Base Rent					5,013	5,013	5,013	5,013	5,013	5,013

IBM - 13th Floor
Base Rent	37,266	37,266

Total	217,833	217,833	182,060	182,060	187,073	187,073	189,731	189,731	189,731	189,731	184,718	184,718	184,718	184,718	188,504	188,504	188,504	188,504

Total Abatement:	$3,425,743

†	This figure is calculated as of May 1, 2005. [see attached spreadsheet]